AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2003
                                          REGISTRATION STATEMENT NO. 333-_______
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________


                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               __________________


                           SOLOMON TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                         3621                    52-1812208
 ----------------         ---------------------------    ----------------------
 (State or other          Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of              Classification Code        Identification Number)
 incorporation or
  organization)

                                                    David E. Tether, CEO
                                                  Solomon Technologies, Inc.
       7375 Benedict Avenue                          7375 Benedict Avenue
     Benedict, Maryland 20612                     Benedict, Maryland 20612
          (301) 274-4479                               (301) 274-4479
  -------------------------------              -------------------------------
    Address, including zip code,                 (Name, address, including
  and telephone number, including              zip code, and telephone number,
    area code, of registrant's                      including area code,
   principal executive offices)                     of agent for service)

                               __________________

                                 With copies to:
                              James G. Smith, Esq.
                           Tarter Krinsky & Drogin LLP
                        470 Park Avenue South, 14th Floor
                            New York, New York 10016
                                 (212) 481-8585
                               __________________

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Apleas check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|_____

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|_____

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|_____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:|_|

                               __________________


                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________

                                                Proposed Maximum      Amount of
Title of each Class of                             Aggregate        Registration
Securities Being Registered                    Offering Price (1)        Fee
________________________________________________________________________________

Common Stock......................................$5,000,000
  Total...........................................$5,000,000            $405
________________________________________________________________________________

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
________________________________________________________________________________

EXPLANATORY NOTE

         This Registration Statement contains two forms of prospectus: (i) one to be used in connection with the sale of shares of common stock currently outstanding or issuable upon exercise of warrants or conversion of convertible debt by certain selling stockholders (the "Selling Stockholder Prospectus") and
(ii) one to be used in connection with the distribution of shares of Solomon Technologies, Inc. common stock by Cytation Corporation to its stockholders (the "Distribution Prospectus"). The Selling Stockholder Prospectus and Distribution Prospectus will be identical in all respects except for the alternate pages for the Distribution Prospectus included herein which are labeled "Alternative Page."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, Dated September 19, 2003

PROSPECTUS
                         757,042 Shares of Common Stock


                             [LOGO GRAPHIC OMITTED]


                           SOLOMON TECHNOLOGIES, INC.


                  ____________________________________________


         Cytation Corporation and the other persons listed under "Selling Stockholders" may, from time to time, offer and sell up to an aggregate of 757,042 shares of our common stock.

         The prices at which the selling stockholders may sell their shares will be determined by the prevailing market price for their shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the common stock being offered by this prospectus.

         Prior to this offering, there has been no public market for our common stock. We anticipate that our common stock will be listed on the Over-the-Counter Bulletin Board under the symbol " .OB".

                           ___________________________


         Investing in our common stock involves risks. See "Risk Factors" beginning on page 5.

                           ___________________________


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           ___________________________


                THE DATE OF THIS PROSPECTUS IS SEPTEMBER   , 2003

                                TABLE OF CONTENTS

                                                                            PAGE

Special Note Regarding Forward-Looking Statements...........................  2
Summary.....................................................................  3
Risk Factors................................................................  5
Use of Proceeds............................................................. 18
Dividend Policy............................................................. 19
Capitalization.............................................................. 20
Management's Discussion and Analysis of Financial Condition
  and Results of Operations................................................. 21
Business.................................................................... 27
Directors and Executive Orders.............................................. 44
Executive Compensation...................................................... 46
Principal Stockholders...................................................... 50
Certain Transactions........................................................ 51
Selling Stockholders........................................................ 54
Plan of Distribution........................................................ 56
Description of Capital Stock................................................ 58
Experts..................................................................... 62
Legal Matters............................................................... 63
Shares Eligible for Future Sale............................................. 63
Where You Can Find Additional Information................................... 64

         Unless otherwise indicated, all references to "Solomon", "us", "our", "our company" and "we" refer to Solomon Technologies, Inc. and its subsidiary, Town Creek Industries, Inc.

         You should rely only on the information contained in this prospectus. To understand this offering fully, you should read this entire prospectus carefully, including the financial statements and notes. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

         Prior to July 2, 2003, we were a Maryland corporation. On July 2, 2003, we reincorporated from Maryland to Delaware by merging into a newly-formed Delaware corporation. As part of the merger, our stockholders received one share of the Delaware corporation's common stock for each two shares of the Maryland common stock owned, effectively resulting in a 1-for-2 reverse split of our common stock. Except where stated otherwise in this prospectus, the information contained in this prospectus is adjusted to reflect this 1-for-2 reverse split.

         We own the rights to the trademarks Electric Wheel(R) and Solomon Technologies(R). Other trademarks appearing in this prospectus are the property of their respective owners.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains "forward-looking statements," which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding

      o  expectations as to market acceptance of our products,

      o  expectations as to revenue growth and earnings,

      o  the time by which certain objectives will be achieved,

      o  proposed new products,

      o our ability to protect our proprietary and intellectual property rights,

      o statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance, and

      o statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts.

         Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar expressions, as well as statements in future tense, identify forward-looking statements.

         Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to

      o  industry competition, conditions, performance and consolidation,

      o  legislative and/or regulatory developments,

      o the effects of adverse general economic conditions, both within the United States and globally,

      o any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts, and

      o  other factors described under "Risk Factors."

         Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS THE KEY INFORMATION CONTAINED IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION TITLED "RISK FACTORS".

                                  OUR BUSINESS

         We develop and sell fully integrated electric power drive systems that we refer to as our "ST Electric Propulsion Systems" or ST-EPS. Our revenues for the twelve months ended December 31, 2002 and the six months ended June 30, 2003 were approximately $151,000 and $183,000, respectively. We incurred net losses for the twelve months ended December 31, 2002 and the six months ended June 30, 2003 of approximately $802,000 and $1,984,000, respectively.

         OUR TARGET MARKETS. Our principal market for our ST-EPS is the marine industry. We have focused primarily on boat manufacturers, OEMs, for new boat electric drive and boat owners for retrofit of their existing propulsion systems. Our secondary market for our current line of production is within the industrial marine sector with an initial focus on lifeboats, motor launches and small craft military projects.

         OUR TECHNOLOGY. Our ST Electric Propulsion Systems utilize one of two types of motors

      o our ST "Electric Wheel" motor which is based on our patented technology termed the "Electric Wheel" consisting of two shaftless, brushless, direct current electric motors connected by a planetary gear-set driving an output power shaft, all within a single housing, and

      o our ST "Electric Motor" motor which employs only one direct current motor and operating without a planetary gear-set.

         Our Solution. We believe that the following attributes of our ST Electric Propulsion System offer the marine industry a better solution than traditional combustion engines

      o TORQUE. Our systems provide constant high torque and low rotations per minute to maximize operating efficiencies and deliver instant propeller response to helm commands.

      o ENVIRONMENTAL ADVANTAGES. Unlike fossil fuel engines, our ST Electric Propulsion Systems have greatly reduced exhaust emissions when used with a generator for diesel electric power and no emissions when used with batteries alone.

      o INCREASE HORSEPOWER OUTPUT FROM THE SAME POWER INPUT. Our Electric Wheel provides the equivalent power of internal combustion engines with four times greater rated horsepower.

      o REGENERATIVE FEEDBACK. Unlike combustion engines and other electric motors available, our Electric Wheel utilizes our regeneration technology to regenerate the motor's batteries.

      o REDUNDANCY. Our systems are redundant and completely self-contained, thereby offering enhanced safety and security on the water. The Electric Wheel can operate with one-half its parts or with the gear set melted together.

      o REDUCED FRICTION AND GEAR WEAR. When our Electric Wheel motors reach maximum speed the gears comprising the planetary gear lock in place resulting in a 1:1 ratio between the motor and shaft rotation thereby eliminating frictional losses and minimizing gear wear.

      o NO NEED FOR A COOLING SOURCE. As a result of the reduced friction, no external cooling source is required for our ST-EPS, thereby allowing continuous use.

         Our principle executive offices are located at 7375 Benedict Avenue, Benedict, Maryland 20612. Our telephone number is (301) 274-4479.

                                  THE OFFERING

SECURITIES OFFERED                      Up to 757,042 shares of common stock
                                        which is comprised of

                                        o 469,424 shares of common stock
                                          currently outstanding,

                                        o 157,618 shares of common stock
                                          issuable upon exercise of warrants,
                                          and

                                        o 130,000 shares of common stock
                                          issuable upon conversion of
                                          convertible notes.

COMMON STOCK

   Currently outstanding                5,318,332 shares

   After exercise of the
   warrants and conversion
   of the notes                         5,605,950 shares

   Shares being offered
   as a percent of total
   outstanding shares                   13.5%

PROPOSED COMMON STOCK
MARKET SYMBOL                           Over-the-Counter Bulletin Board -
                                        "_____.OB"

USE OF PROCEEDS                         The selling stockholders will receive
                                        the net proceeds from the sale of the
                                        shares. We will receive none of the
                                        proceeds from the sale of the shares
                                        offered by this prospectus. Proceeds
                                        from the exercise of warrants will be
                                        used for working capital.

RISK FACTORS                            An investment in the shares involves a
                                        high degree of risk. See "Risk Factors"
                                        commencing on the next page.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE YOU PURCHASE SHARES OF OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THIS EVENT, YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS CONCERNING OUR BUSINESS

         WE HAVE NEVER BEEN PROFITABLE, AND IF WE CONTINUE TO LOSE MONEY AND DO NOT ACHIEVE PROFITABILITY SOON, WE MAY BE UNABLE TO CONTINUE OUR BUSINESS.

         We have incurred losses since our inception. We incurred losses of $749,447 for the year ended December 31, 2002 and $1,983,621 for the six months ended June 30, 2003. As of June 30, 2003, we had an accumulated deficit of approximately $7.5 million. We expect to incur significant operating expenses over the next several years in connection with the continued development and expansion of our business. Our expenses include product development and marketing expenses relating to products that will not be introduced and will not generate revenue until later periods, if at all. We expect we will continue to experience losses and negative cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including market acceptance of our products, new product introductions and competition.

         OUR LIMITED OPERATING HISTORY AND THE RAPIDLY EVOLVING NATURE OF OUR INDUSTRY MAKE IT DIFFICULT TO FORECAST OUR FUTURE RESULTS.

         Prior to 2002, our operations consisted primarily of product development efforts. As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. In addition, any evaluation of our business and prospects must be made in light of the risks and difficulties encountered by companies offering products or services in new and rapidly evolving markets. The market for electric propulsion systems is rapidly evolving, and it is difficult to forecast the future growth rate, if any, or size of the market for our products. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would harm our operating results.

         WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS.

         Our business strategy requires substantial capital to market and promote our product lines. We plan to implement our aggressive sales and marketing plan, provide for adequate working capital to meet the projected demand for our products and repay debt over the next twelve months. To do this, we will require nearly $5 million to meet our goal, all of which we anticipate will come from an offering of our securities. If we are unable to obtain sufficient capital, we would likely be required to proportionately scale back our sales and marketing plan.

         Any inability or delay in closing such financing is likely to leave us with insufficient cash to meet the requirements of our aggressive budget and impede our ability to pursue our business plan. In addition, development opportunities and other contingencies may arise, which could require additional capital. Any inability to obtain required future financing would likely have a materially adverse effect on our business and could require that we significantly reduce or suspend our operations, seek a merger partner or sell some or substantially all of our assets.

         If we issue additional stock to raise capital, your percentage ownership in us would be reduced. Additional financing may not be available when needed on terms acceptable to us or at all. If we raise funds through debt financing, we will have to pay interest and may be subject to restrictive covenants. If we cannot raise necessary additional capital on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated industry changes.

         WE DEPEND SUBSTANTIALLY ON OUR RELATIONSHIPS WITH A SMALL NUMBER OF OEMS, AND OUR FAILURE TO MAINTAIN OR EXPAND THESE RELATIONSHIPS WOULD REDUCE OUR REVENUE AND GROSS PROFIT OR OTHERWISE HARM OUR BUSINESS.

         We anticipate that we will derive a substantial portion of our revenue from sales of our products to a small number of OEMs in the marine industry. While in the long term a substantial portion of our revenue is projected to be from the retrofit market, we expect that a small number of OEM customers will continue to account for a majority of our revenue and gross profit for the foreseeable future. The loss of any of these customers, or a material decrease in revenue from these customers, would reduce our gross profit or otherwise harm our business.

         IF OUR COMPETITORS OFFER OUR OEM CUSTOMERS MORE FAVORABLE TERMS THAN WE DO OR IF OUR COMPETITORS ARE ABLE TO TAKE ADVANTAGE OF THEIR EXISTING RELATIONSHIPS WITH THESE OEMS, THEN THESE OEMS MAY NOT INCLUDE OUR ELECTRIC PROPULSION SYSTEMS WITH THEIR VESSELS. IF WE ARE UNABLE TO MAINTAIN OR EXPAND OUR RELATIONSHIPS WITH OEMS, OUR BUSINESS WILL SUFFER.

         As a result of our dependency on a small number of OEMs, any problems those customers experience, or their failure to promote products that contain our electric propulsion systems, could harm our operating results. As a result of our concentrated customer base, problems that our OEM customers experience could harm our operating results. Some of the factors that affect the business of our OEM customers, all of which are beyond our control, include

      o the competition these customers face and the market acceptance of their products,

      o the engineering, marketing and management capabilities of these customers and the technical challenges that they face in developing their products,

      o  the financial and other resources of these customers, and

      o new governmental regulations or changes in taxes or tariffs applicable to these customers.

         The inability of our OEM customers to successfully address any of these risks could harm our business.

         SLOW GROWTH, OR NEGATIVE GROWTH, IN THE MARINE VESSEL INDUSTRY COULD REDUCE DEMAND FOR OUR PRODUCTS AND REDUCE OUR GROSS PROFIT.

         Our revenue depends in large part on the demand for our products by OEMs in the marine vessel industry. This industry could experience slow or negative growth due to a general economic slowdown, market saturation and other factors. If slow or negative growth in the industry occurs, demand for our products may decrease. If a reduction in demand for our products occurs, we may not be able to reduce expenses commensurately. Accordingly, continued slow growth or negative growth in the marine vessel industry could reduce our gross profit.

         Furthermore, our success in increasing revenue depends on growth in the use of alternative propulsion systems, particularly low or zero emission systems, to add features and functionality to marine vessels. Our electric propulsion systems are currently used primarily in pleasure marine vessels, and we anticipate to be useful for other marine vessels and non-marine vehicles. These markets are rapidly evolving and it is difficult to predict their potential size or future growth rate. In addition, we are uncertain as to the extent to which products such as ours will be used in these markets in the future. Their market acceptance may be impacted by the performance, cost and availability of other propulsion systems that perform similar functions. If these markets accept products such as our products more slowly than we expect, or not at all, our business will suffer.

         WE ARE DEPENDENT ON OUR SUPPLIERS AND THE INABILITY OF THESE SUPPLIERS TO CONTINUE TO DELIVER, OR THE REFUSAL TO DELIVER, NECESSARY COMPONENTS OF OUR ELECTRIC PROPULSION SYSTEM, WOULD SIGNIFICANTLY HARM OUR BUSINESS.

         We assemble the components of our electric propulsion system at our Benedict, Maryland facility These components are manufactured by third-party manufacturers. Other than Homewood Products Corporation, we do not have an agreement requiring any supplier to continue to manufacture and sell to us such component parts. Our agreement with Homewood provides that Homewood will manufacture and sell to us the motors of our electric propulsion system. These motors are specifically designed by us and our ability to find alternative manufacturer is limited. We believe that alternative sources are available, but may require up to twelve months to begin delivery of motors. The delay would adversely affect our ability to meet promised demand for our products and significantly harm our business.

         We believe that other suppliers of the other component parts of our ST-EPS are available to us should any of our current suppliers of our component parts be unable or unwilling to sell us such parts. We believe, however, that such alternative suppliers would be a at a higher cost, thereby reducing our gross profit.

         COMPETITION IN OUR INDUSTRY IS INTENSE AND IS LIKELY TO CONTINUE TO INCREASE, WHICH COULD RESULT IN PRICE REDUCTIONS, DECREASED CUSTOMER ORDERS, REDUCED PRODUCT MARGINS AND LOSS OF MARKET SHARE, ANY OF WHICH COULD HARM OUR BUSINESS.

         Our industry is competitive, and we expect competition to intensify in the future. We have many primary competitors located in the United States and Europe in the marine electric propulsion industry. Additional competitors are likely to enter our industry in the future. We also face competition from the internal research and development departments of OEMs, including some of our current customers. Our customers may have the capability to integrate their operations vertically by developing their own alternative propulsion systems or by acquiring our competitors or the rights to develop competitive products or technologies, which may allow these customers to reduce their purchases or cease purchasing from us completely.

         Many of our current competitors and potential competitors have longer operating histories and significantly greater financial, technical, sales and marketing resources or greater name recognition than we do. As a result, these competitors are able to devote greater resources to the development, promotion, sale and support of their products. In addition, our competitors that have large market capitalizations or cash reserves are in a better position to acquire other companies in order to gain new technologies or products that may displace our products. Any of these potential acquisitions could give our competitors a strategic advantage. In addition, some of our current competitors and potential competitors have greater brand name recognition, a more extensive customer base, more developed distribution channels and broader product offerings than we do. These companies can use their broader customer base and product offerings, or adopt aggressive pricing policies, to gain market share. Increased competition in the market may result in price reductions, decreased customer orders, reduced profit margins and loss of market share, any of which could harm our business.

         THE MARKET FOR OUR ELECTRIC PROPULSION SYSTEM IS NEW AND CONSTANTLY CHANGING. IF WE DO NOT RESPOND TO CHANGES IN A TIMELY MANNER, OUR COMPANY LIKELY WILL NO LONGER BE COMPETITIVE.

         The market for our products is characterized by rapid technological change, new and improved product introductions, changes in customer requirements and evolving industry standards. Our future success will depend to a substantial extent on our ability to develop, introduce and support cost-effective new products and technologies on a timely basis. If we fail to develop and deploy new cost-effective products and technologies or enhancements of existing products on a timely basis, or if we experience delays in the development, introduction or enhancement of our products and technologies, our products will no longer be competitive and our business will suffer.

         The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and highly skilled engineering and development personnel, as well as the accurate anticipation of technological and market trends. We may not be able to identify, develop, manufacture, market or support new or enhanced products on a timely basis, if at all. Furthermore, our new products may never gain market acceptance, and we may not be able to respond effectively to product announcements by competitors, technological changes or emerging industry standards. Our failure to respond to product announcements, technological changes or changes in industry standards would likely prevent our products from gaining market acceptance and harm our business.

         IF WE DO NOT SUCCESSFULLY ESTABLISH STRONG BRAND IDENTITY IN THE MARINE MARKETS, WE MAY BE UNABLE TO ACHIEVE WIDESPREAD ACCEPTANCE OF OUR PRODUCTS.

         We believe that establishing and strengthening our Electric Wheel brand is critical to achieving widespread acceptance of our products and to establishing key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the market with competing products. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer support. These activities are expensive and we may not generate a corresponding increase in customers or revenue to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to attract new customers and compete effectively.

         WE RELY ON PATENTS, TRADEMARKS, TRADE SECRETS AND LICENSE AGREEMENTS TO PROTECT OUR PROPRIETARY RIGHTS, WHICH AFFORD ONLY LIMITED PROTECTION.

         Our success depends upon our ability to protect our proprietary rights. We rely on a combination of patent, trademark and trade secret laws, as well as license and confidentiality agreements with our employees, customers, suppliers and others to establish and protect our proprietary rights. The protection of patentable inventions is important to our future opportunities. It is possible that

      o our pending patent applications may not result in the issuance of patents,

      o we may not apply for or obtain effective patent protection in every country in which we do business,

      o  our patents may not be broad enough to protect our proprietary rights,

      o any issued patent could be successfully challenged by one or more third parties, which could result in our loss of the right to prevent others from using the inventions claimed in those patents, and

      o current and future competitors may independently develop similar technology, duplicate our products or design new products in a way that circumvents our patents.

         Existing trademark and trade secret laws and license and confidentiality agreements afford only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and policing the unauthorized use of our products is difficult. Any failure to adequately protect our proprietary rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue. Infringement claims and lawsuits would likely be expensive to resolve and would require management's time and resources and, therefore, could harm our business.

         OUR SUCCESS DEPENDS ON RETAINING OUR KEY PERSONNEL, INCLUDING DAVID E. TETHER, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, THE LOSS OF WHOM COULD DISRUPT OUR OPERATIONS OR OTHERWISE HARM OUR BUSINESS.

         Our success depends on the continued contributions of our senior management, particularly David E. Tether, our President and Chief Executive Officer, and other key engineering, sales and marketing and operations personnel. Competition for employees in our industry can be intense. We do not have employment agreements with, or key man life insurance policies covering, any of our executives. In addition, all of the capital stock and options held by the members of our management are vested. There can be no assurance that we will retain our key employees or be able to hire replacements. Our loss of any key employee or an inability to replace lost key employees and add new key employees as we grow could disrupt our operations or otherwise harm our business.

         OUR INTERNATIONAL SALES WILL LIKELY ACCOUNT FOR A SIGNIFICANT AMOUNT OF OUR REVENUE IN THE FUTURE, WHICH MAY EXPOSE US TO POLITICAL, REGULATORY, ECONOMIC, FOREIGN EXCHANGE AND OPERATIONAL RISKS.

         Because we intend to sell our products worldwide, our business is subject to risks associated with doing business internationally. Significant management attention and financial resources are needed to develop our international sales, support and distribution channels and manufacturing. Our future results could be harmed by a variety of factors related to international operations, including

      o  foreign currency exchange rate fluctuations,

      o  seasonal fluctuations in sales,

      o changes in a specific country's or region's political or economic condition, particularly in emerging markets,

      o unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements,

      o  trade protection measures and import or export licensing requirements,

      o  potentially adverse tax consequences,

      o longer accounts receivable collection cycles and difficulties in collecting accounts receivables,

      o difficulty in managing widespread sales, development and manufacturing operations, and

      o  less effective protection of intellectual property.

         In the future, some or all of our international revenue and expenses may be denominated in foreign currencies. Accordingly, we could experience the risks of fluctuating currencies and may choose to engage in currency hedging activities. In addition, if we conduct sales in local currencies, we may engage in hedging activities, which may not be successful and could expose us to additional risks.

         WE MAY LACK THE ABILITY TO RECORD, PROCESS, SUMMARIZE AND REPORT FINANCIAL DATA IN COMPLIANCE WITH OUR PUBLIC COMPANY REPORTING REQUIREMENTS IF WE FAIL TO IMPROVE OUR INTERNAL CONTROLS AND PROCEDURES FOR FINANCIAL REPORTING.

         Because of our limited cash and small number of officers and employees, we believe we need to correct significant deficiencies in our internal controls and procedures for financial reporting. We currently have a part-time chief financial officer. However, we will need to hire additional accounting staff. Failure to address this in a timely manner might increase the risk of future financial reporting misstatements and may prevent us from being able to meet our filing deadlines.

         In addition, we must establish a process to facilitate management's assessment of the design and operating effectiveness of our internal controls and procedures for financial reporting to enable us to comply with Section 404 of the Sarbanes-Oxley Act of 2002, which will be in effect for our fiscal year ending December 31, 2005.

         There can be no assurance that these actions and any other actions we may take to improve our internal controls and procedures will be successful. Our failure to implement these actions could adversely affect our ability to record, process, summarize and report financial data in compliance with our public company reporting obligations.

         OUR BUSINESS MAY CONTINUE TO BE AFFECTED BY OUR SUBSTANTIAL DEBT AND RESTRICTIONS UNDER DEBT COVENANTS.

         We have a significant amount of debt. Our debt service obligations could have material adverse consequences to our security holders. As of June 30, 2003, we have approximately $1.4 million of debt, including approximately $575,000 of secured debt owed to Pinetree (Barbados), Inc.

         The level of our indebtedness could have important consequences to us and our stockholders including, but not limited to, the following

      o our ability to obtain additional financing in the future may be impaired,

      o a significant portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available to us for our operations,

      o the Pinetree note contains restrictive covenants, which if not complied with, may result in an event of default by us which, if not cured or waived, could have a material adverse effect on us,

      o we may be substantially more leveraged than certain of our competitors, which may place us at a competitive disadvantage, and

      o our substantial debt may limit our flexibility to adjust to changing market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions or our business.

         Our ability to make scheduled payments and comply with our debt covenants or to refinance our debt obligations will depend upon our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, of which are beyond our control. Cash flow from operations and other capital resources may not be sufficient for payment of our debt in the future. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.

         If we are unable to pay our debt, we may be required to take actions such as reducing or delaying planned expansion and capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking additional equity capital. We cannot predict whether any of these actions could be effected on satisfactory terms, if at all.

         OUR BUSINESS MAY BE AFFECTED AS A RESULT OF SECURITY INTERESTS IN OUR ASSETS.

         All of our assets are pledged as collateral to secure the Pinetree note. Unless these security interests are released, such assets will not be available to secure future indebtedness, and as such may adversely affect our ability to borrow money in the future. Moreover, in the event of a default by us on any of our obligations, including with respect to the covenants contained in the Pinetree note, such creditor could foreclose on our assets.

RISKS CONCERNING INVESTING IN US

         THERE HAS BEEN NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK, AND A PUBLIC MARKET MAY NOT DEVELOP.

         Prior to this offering, there has been no public market for our common stock. We cannot assure you that an active trading market will develop or be sustained.

         IF OUR STOCK DOES BECOME PUBLICLY TRADED, WE WILL LIKELY BE SUBJECT TO THE PENNY STOCK RULES. THE APPLICATION OF THE "PENNY STOCK" RULES WILL LIKELY MAKE SELLING YOUR SHARES MORE DIFFICULT THAN IF OUR SHARES WERE TRADED ON THE NASDAQ STOCK MARKET OR A NATIONAL STOCK EXCHANGE.

         Our common stock will be a "penny stock," under Rule 3a51-1 under the Securities and Exchange Act, unless and until

      o  the shares reach a price of at least $5.00 per share,

      o we meet the financial size and volume levels for our common stock not to be considered a penny stock, or

      o we register the shares on a national securities exchange or they are quoted on the Nasdaq Stock Market.

         The shares are likely to remain penny stocks for a considerable period after this offering. A "penny stock" is subject to rules that require securities broker-dealers, before carrying out transactions in any "penny stock"

      o to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, before selling penny stocks to that customer,

      o  to disclose price information about the stock,

      o to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer, and

      o to send monthly statements to customers with market and price information about the "penny stock."

         Our common stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to

      o approve the "penny stock" purchaser's account under standards specified in the rule, and

      o deliver written statements to the customer with information specified in the rule.

         These additional requirements could prevent broker-dealers from carrying out transactions in our common stock and limit your ability to sell your shares.

         WE MAY NOT QUALIFY FOR BULLETIN BOARD INCLUSION.

         We anticipate that our common stock will be eligible for quotation on the NASD Over-the- Counter Bulletin Board. If for any reason, however, our common stock is not eligible for continued quotation on the Bulletin Board or a public trading market does not develop, you may have difficulty selling your shares. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, you may find it more difficult to dispose of or to obtain accurate quotations as to the price of, the shares.

         THERE MAY NOT BE A MARKET FOR OUR COMMON STOCK.

         We do not currently meet the requirements such as income, shareholders' equity and number of public shares outstanding, to have our shares listed on a stock exchange in the United States or quoted on the Nasdaq Stock Market. We have a market-maker who is willing to make a market in our common stock once it becomes distributed sufficiently widely, but we cannot give any assurance that we will achieve sufficient distribution for the market maker. Consequently, the securities may be an illiquid long-term investment.

         WE EXPECT OUR STOCK PRICE TO BE VOLATILE.

         The price at which our common stock will trade after this offering is likely to be highly volatile and may fluctuate substantially due to many factors, some of which are

      o  actual or anticipated fluctuations in our results of operations,

      o  developments with respect to intellectual property rights,

      o announcements of technological innovations or significant contracts by us or our competitors,

      o  introduction of new products by us or our competitors,

      o  commencement of, or our involvement in, litigation,

      o  our sale of common stock or other securities in the future,

      o  conditions and trends in the marine vessel industries,

      o  the trading volume of our common stock,

      o changes in the estimation of the future size and growth rate of our markets, and

      o  general economic conditions.

         In addition, the stock market has experienced significant price and volume fluctuations that has affected the market prices for the common stock of technology companies. In the past, these market fluctuations were often unrelated or disproportionate to the operating performance of these companies. Any significant fluctuations in the future might result in a significant decline in the market price of our common stock.

         ANY MARKET FOR THE SHARES WHICH DOES DEVELOP MAY BE ILLIQUID.

         There may be only a limited trading market for the shares being offering. We expect that initially any market will be on the Bulletin Board. Shares which are "thinly" traded on the Bulletin Board often trade only infrequently and experience a significant spread between the market maker's bid and asked prices. As a result, an investment in the shares may be illiquid even if there is a market.

         WE HAVE IMPLEMENTED ANTI-TAKEOVER PROVISIONS THAT COULD DISCOURAGE A THIRD PARTY FROM ACQUIRING US AND CONSEQUENTLY DECREASE THE MARKET VALUE OF YOUR INVESTMENT.

         Our certificate of incorporation and bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in management that a stockholder might consider favorable. Our certificate and bylaws, among other things, provide for a classified board of directors, allow our board to designate "blank check" preferred stock, and limit who may call special meetings of stockholders. These provisions may delay or impede a merger, tender offer or proxy contest involving us. Any delay or prevention of a change of control transaction or changes in management could cause the market price of our common stock to decline.

         STATE BLUE SKY REQUIREMENTS MAY LIMIT RESALES OF THE SECURITIES.

         State securities and "blue sky" laws may impose restrictions on your ability to resell your shares.

         FUTURE SALES OF COMMON STOCK OR SENIOR SECURITIES COULD ADVERSELY AFFECT OUR COMMON STOCK PRICE AND DILUTE YOUR INTEREST.

         We may issue additional capital stock in future financing. If a trading market for our common stock were to develop, sales of substantial amounts of such shares of common stock or the availability of substantial amounts of such shares for sale could adversely affect prevailing market prices for our common stock.

         In addition, we could issue other series or classes of preferred stock having rights, preferences and powers senior to those of our common stock, including the right to receive dividends and preferences upon liquidation, dissolution or winding-up in excess of, or prior to, the rights of the holders of our common stock. This could reduce or eliminate the amounts that would otherwise have been available to pay dividends on the common stock.

         EXECUTIVE OFFICERS' AND DIRECTORS' LIABILITIES ARE LIMITED.

         We will indemnify any executive officer, director or former executive officer or director, and may indemnify any other officer or employee, to the full extent permitted by Delaware law. This could include indemnification for liabilities under securities laws enacted for stockholder protection, though the SEC thinks this indemnification is against public policy.

         DAVID E. TETHER, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, OWNS A SIGNIFICANT PORTION OF OUR OUTSTANDING COMMON STOCK AND HIS INTERESTS MAY BE DIFFERENT FROM, AND CONFLICT WITH, YOUR OWN.

         The interests of our management could conflict with the interests of our other stockholders. David E. Tether, President and Chief Executive Officer beneficially owns, approximately 28% of our outstanding common stock. Accordingly, Mr. Tether has the power to influence the election of our directors and the approval of actions for which the approval of our stockholders is required.

         WE DO NOT EXPECT TO PAY DIVIDENDS.

         We do not anticipate paying cash dividends in the foreseeable future.

         EXISTING STOCKHOLDERS HOLD A SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK THAT NOW ARE, OR IN THE NEAR FUTURE WILL BE, AVAILABLE FOR SALE, AND THE SALE OF SUCH SHARES MAY ADVERSELY IMPACT THE MARKET PRICE OF OUR COMMON STOCK.

         As of the date of this prospectus, 5,318,332 shares of our common stock were outstanding. These shares were issued in private transactions. The sale and distribution of 755,589 shares have been registered under the Securities Act and may be resold in the public markets without registration under the Securities Act. If certain conditions are met, 3,160,658 of these shares may be resold in the public markets without registration under the Securities Act, pursuant to an exemption provided by Rule 144 promulgated under the Securities Act. The remaining 1,402,085 were acquired by purchase or grant for services within the last twelve months. As a result, these shares may not be resold pursuant to Rule 144 until the one-year holding period is satisfied. However, these shares may be resold if registered under the Securities Act or pursuant to any other available exemption from the registration requirements of the Securities Act. Rule 144 generally provides that, if

      o  the applicable holding period is met,

      o we are current in filing required reports under the Securities Exchange Act,

      o  the sale transaction is effected through a broker, and

      o  proper notice is given to the SEC,

a person (or persons whose shares are aggregated), including an affiliate of our company, who has beneficially owned shares for at least one year, is entitled to sell, within any three-month period, that number of such shares that does not exceed the greater of one percent of the outstanding shares of our common stock, or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale is filed with the SEC.

         As noted above, 1,402,085 outstanding shares have been held less than one year. Of the remaining 3,160,618 outstanding shares

      o 740,901 shares have been held at least one year and may be resold in the public market in compliance with the requirements of Rule 144 set forth above, and,

      o 2,419,717 shares have been held by non-affiliates of our company for more than two years and may be resold in the public market without compliance with the foregoing requirements of Rule 144.

         Of the shares held for less than one year, 50,000 shares may be sold after 90 days from the date of this prospectus under Rule 701 by employees and consultants who received their shares for services to our company.

         A total of __________ shares of our common stock outstanding after this offering will continue to be restricted as a result of lock-up agreements with us. The lock-up agreements restrict stockholders' ability to transfer their common stock for one year after the effective date of the registration statement of which this prospectus forms a part. We may, however, waive the lock-up period at any time for any stockholder.

         Sales of a substantial number of shares of our common stock in the public market, or the fact that a substantial number of shares is available for sale, could cause our stock price to fall. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock.

         THE ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK, INCLUDING SHARES ISSUABLE UPON CONVERSION OF THE BRIDGE NOTES OR THE EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS, WILL DILUTE THE INTERESTS OF OUR STOCKHOLDERS.

         As of September 19, 2003, we had 5,318,332 shares of our common stock outstanding. Our board has the ability, without further stockholder approval, to issue up to approximately 24.6 million additional shares of common stock. Such issuance may result in a reduction of the book value or market price of our outstanding common shares. Issuance of additional common stock will reduce the proportionate ownership and voting power of the then existing stockholders. Further, if all our outstanding options and warrants are exercised and convertible notes are converted, we will have approximately 6.3 million shares outstanding. Thus, the percentage of shares owned by all existing stockholders will be reduced proportionately as options and warrants are exercised and convertible notes are converted. The table below summarizes our current outstanding common stock, options, warrants and convertible notes

                                                                            NUMBER OF SHARES
                                                                            UNDERLYING OPTIONS,
COMMON STOCK, OPTIONS, WARRANTS AND                NUMBER OF SHARES         WARRANTS AND
CONVERTIBLE NOTES                                  OF COMMON STOCK          CONVERTIBLE NOTES      TOTAL
___________________________________                ________________         ___________________    _____
Shares of common stock        issued and
issued as of September        outstanding .........    5,318,332                        0        5,318,332
19, 2003

Options outstanding as        currently
of September 19, 2003         exercisable ..................................      242,500          242,500
under our stock option
plan                          currently
                              unexercisable ................................            0                0

Warrants outstanding as       issued to
of September 19, 2003 (no     Cytation Corp. ...............................      132,618          132,618
warrants are currently
exercisable until one year
from the effective date of
the registration statement
of which this prospectus
is a part)

                              issued to
                              bridge
                              noteholders (1) ..............................       25,000           25,000

Convertible notes             $125,000
outstanding as of             principal
September 19, 2003            amount bridge
                              notes (1)(2) .................................      130,000          130,000

                              $572,490
                              principal
                              amount
                              Pinetree note ................................      391,179          391,179


TOTAL .............................................    5,318,332                  921,297        6,239,629


(1) Assumes the bridge notes conversion price is $2.00 per share.
(2) Assumes accrued interest on the bridge notes is $5,000 in the aggregate.

         OUR BOARD OF DIRECTORS, WITHOUT SEEKING STOCKHOLDER APPROVAL, MAY DESIGNATE AND ISSUE UP TO 5,000,000 SHARES OF PREFERRED STOCK, AND THE SALE OF SUCH SHARES MAY ADVERSELY IMPACT THE MARKET PRICE OF SHARES OF COMMON STOCK.

         Although no shares of our preferred stock are outstanding as of the date of this prospectus, our certificate of incorporation allows our board of directors to issue at any time without further stockholder approval up to 5,000,000 shares of preferred stock. Such shares may be issued and sold upon such terms and conditions as our board of directors may determine, including the amount of consideration for which the shares may be issued and sold in one or more series, and such voting rights, designations, preferences and other rights, qualifications, limitations and restrictions as our board of directors may determine.

         Sales of a substantial number of shares of preferred stock, or the fact that our board of directors may determine the rights, privileges and preferences of one or more classes or series of preferred stock, may discourage a future acquisition of our company, including an acquisition in which you might otherwise receive a premium for your shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

                                 USE OF PROCEEDS

         All of the shares of common stock offered by this prospectus are being offered by the selling stockholders listed under "Selling Stockholders." We will not receive any proceeds from sales of common stock by the selling stockholders. Proceeds from the exercise of the warrants will be used for general corporate purposes and working capital.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                                 CAPITALIZATION

         The following table sets forth our cash and capitalization as of June 30, 2003 and as adjusted giving effect to

      o conversion of the $125,000 principal amount bridge notes and $5,000 accrued interest assuming a $2.00 conversion price,

      o the issuance of 92,500 shares of common stock at $2.00 per share in our private placement in August 2003, and

      o the issuance of the Pinetree note, including reflecting the favorable conversion rate at $1.4635.

         This table should be reviewed with our December 31, 2002 and 2001 audited financial statements, and the notes to those financial statements, and our June 30, 2003 unaudited financial statements, included elsewhere in this prospectus.

                                                         As of June 30, 2003
                                                      -------------------------
                                                         Actual     As Adjusted
                                                      -----------   -----------

Long-term debt ... .................................  $   701,476   $   738,966
Stockholders equity:
     Preferred stock, $.001 par value, 5,000,000
     shares authorized; none issued and
     outstanding ...................................            0             0
     Common stock, $.001 par value, 25,000,000
     shares authorized; 5,225,832 (actual) and
     5,448,332 (as adjusted) shares issued .........        5,226         5,449
     Additional paid-in capital ....................    6,801,218     7,327,738
     Accumulated deficit ...........................   (7,489,792)   (7,706,535)
          Total stockholders' deficiency ...........     (683,348)     (373,348)
          Total capitalization .....................       18,128       365,618

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS REFLECTING OUR CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER SIGNIFICANTLY FROM THOSE PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING THOSE SET FORTH IN THE SECTION ENTITLED "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

         We develop and sell electric propulsion systems primarily for the marine industry. These systems utilize our proprietary technology, including our patented Electric Wheel. In addition, we believe that our technology will have additional applications in the transportation, industrial and commercial sectors. We will continue to target areas for strategic growth.

         We have historically generated limited operating revenues. We intend to expand operations through the continued development of our dealer network and the addition of new products. In order for us to successfully market our existing products on a national and international level, we will be likely required to successfully complete public or private financing of our equity securities. If we are unable to obtain necessary financing, we will expand our operations only as cash flow allows.

         There are presently no plans to purchase a new facility or significant new equipment.

RESULTS OF OPERATIONS

         The following discussion of the results of operations, financial condition and liquidity should be read in conjunction with our consolidated financial statements and notes thereto for the years ended December 31, 2002 and 2001 and for the six months ended June 30, 2003 and 2002 (unaudited) included in this prospectus.

         COMPARISON OF THE YEARS ENDED DECEMBER 31, 2002 AND 2001

         For the year ended December 31, 2002 we generated revenues of $150,918 as compared to $157,353 for comparable period ended in 2001. Cost of goods sold for the year ended December 31, 2002 was $103,851 generating a gross profit of $47,067, or 31% of revenues. Cost of goods sold for the year ended December 31, 2001 was $136,739 generating a gross profit of $20,614, or 13% of revenues. The increase in our margin is due to our ability to achieve cost efficiencies with our primary manufacturer and other suppliers. We believe we will continue to improve our margins and, with an increase in sales, achieve economies of scale and see a stabilization of our margins.

         Salaries and benefits for the year ended December 31, 2001 were $465,483 compared to $371,602 for the year ended December 31, 2002 a decrease of $93,881, or 20%. This decrease was due to a decrease in our staffing levels due to our cash flow requirements.

         Non-cash compensation for the year ended December 31, 2002 was $37,500 as compared to

$390,750 for the year ended December 31, 2001 a decrease of $353,250. Non-cash compensation consists of common stock issued to consultants and employees for services rendered, during 2002 the decrease in non-cash compensation was due to a decrease in the fair market value of our stock as well as a decrease in the number of consultants and employees we compensated with our stock.

         Professional fees for the year ended December 31, 2001 were $28,535 as compared to $4,250 for the year ended December 31, 2002 a decrease of $24,285, or 85%. This decrease was due to a focus on our operations and the deliberate limitations that our management placed on spending due to our limited cash flows during the year ended December 31, 2002.

         Advertising expense for the period year ended December 31, 2001 were $15,254. Advertising expense for the year ended December 31, 2002 was $23,864. The minimal increase in advertising expense was due to our focus on our business plan and the further execution of our marketing plan.

         Travel and entertainment costs for the year ended December 31, 2001 were $61,973 as compared to $33,516 for the year ended December 31, 2002, a decrease of $28,457 or 46%. The decrease in travel and entertainment is directly attributable to our spending limitation due to our cash flow difficulties during the year ended December 31, 2002.

         Rent for the year ended December 31, 2001 was $31,950. Rent for the year ended December 31, 2002 was $44,700. The increase was due to our new office lease of additional facilities in Benedict, Maryland for the final five months of 2002 with an increase in monthly rent expense of $3,000.

         Other general and administrative costs for the year ended December 31, 2001 were $243,856 and consisted primarily of insurance, office supplies, printing and office equipment. Other general and administrative costs for the year ended December 31, 2002 were $281,082, an increase of $37,226. The increase was due to further execution of our business plan. These costs consist of primarily depreciation, amortization of intangibles, insurance, office supplies and equipment, and printing.

         Interest expense incurred for the year ended December 31, 2001 was $247,563. Additionally we recognized $4 in interest income during the same period. We incurred interest expense of $52,843 for the year ended December 31, 2002 relating to our various financings. Additionally, we recorded $151 in interest income during the year ended December 31, 2002. The decrease of $194,720 in interest expense is primarily due to recognizing a beneficial conversion feature on convertible notes payable during the year ended December 31, 2001 of $205,000.

         We reported a net loss for the year ended December 31, 2001 of $1,464,746. Our net loss for the year ended December 31, 2002 was $802,139.

         Our overall per-share loss for the December 31, 2001 was $0.55 per share. Additionally, we incurred an overall per-share loss of $0.26 for the year ended December 31, 2002.

         COMPARISON OF THE SIX MONTHS ENDED JUNE 30, 2003 AND SIX MONTHS ENDED JUNE 30, 2002

         For the six months ended June 30, 2003 we generated revenues of $183,371 as compared to $6,453 for the comparable period ended in 2002. Cost of goods sold for the six months ended June 30, 2003 was $150,629 generating a gross profit of $32,742, or 18% of revenue. Cost of goods sold for the six months ended June 30, 2002 was $5,748 generating a gross profit of $705, or 11% of revenue. Our increase in sales is directly attributable to the further execution of our business plan, specifically generating sales from OEMs.

         Salaries and benefits for the six months ended June 30, 2003 were $49,350 as compared to $110,476 for the six months ended June 30, 2002 a decrease of $61,126 or 55%. This decrease was due to the deliberate cut back of salaries and the payment of some employee salaries as stock which has been reflected in non-cash compensation.

         Non-cash compensation during six months ended June 30, 2003 was $1,424,386 and consisted of common stock issued to consultants and employees for services rendered. During the six months ended June 30, 2002, we did not incur any non-cash compensation.

         Professional fees were $106,785 for the six months ended June 30, 2003 as compared to $250 for the six months ended June 30, 2002, an increase of $106,535. This increase was due to an increase in our legal and accounting fees due to our current efforts to become a publicly traded company.

         Advertising expense for the six months ended June 30, 2003 was $14,906 as compared to $10,293 for the six months ended June 30, 2002 a minimal increase of $4,613.

         Travel and entertainment was $23,188 for the six months ended June 30, 2003 as compared to $14,713 for the six months ended June 30, 2002, an increase of $8,475 or 58%. The increase in travel and entertainment is directly attributable to our efforts to execute or business plan by providing installation instruction at OEM facilities.

         Rent for the six months ended June 30, 2003 was $26,400 as compared to $12,600 for the six months ended June 30, 2002. The increase was due to leasing additional office space in Benedict, Maryland during the later portion of 2002.

         Other general and administrative costs for the six months ended June 30, 2003 were $337,847 as compared to $66,499 for the six months ended June 30, 2002, an increase of $271,348 or 408%. The increase was due to further execution of our business plan. These costs consist of primarily depreciation, amortization of intangibles, insurance, office supplies and equipment, and printing and moving expenses associated with the relocation of some key employees.

         We incurred interest expense of $33,321 for the six months ended June 30, 2003 relating to our various financings compared to interest expense of $25,496 during the comparable period of 2002 an increase of $7,825.

         We reported a net loss for the six months ended June 30, 2003 of $1,983,621 compared to a net loss for the six months ended June 30, 2002 of $239,471.

         This translates to an overall per-share loss of $.57 for the six months ended June 30, 2003 compared to a per share loss of $.08 for the six months ended June 30, 2002.

LIQUIDITY AND CAPITAL RESOURCES

         Our available cash balance at June 30, 2003 was approximately $37,000, and is approximately $125,000 at August 30, 2003. From January 1, 2001 through June 30, 2003, we raised an aggregate of approximately $391,000 in capital through the sale of shares pursuant to a private placement made in accordance with Rule 506 under the Securities Act of 1933. In addition, we have received proceeds from notes and loans payable of approximately $663,000 during that same period that have funded our operations.

         During the six months ended June 30, 2003, we used net cash of approximately $261,000 for operations. This consisted of a net loss of $1,983,621 and net increases in our operating assets of $8,953 offset by non-cash compensation from the issuance of common stock for services of $1,424,386 depreciation and amortization expense of $72,585, bad debt expense of $2,738, and increases in our liabilities consisting of accounts payable and accrued expenses, accrued payroll and payroll taxes and customer deposits of $232,097. We had net cash flows used in investing activities of $29,472 which consisted of capital expenditures of $23,021 and expenditures on patent costs of $6,451. Additionally, we had net cash flows from financing activities of $263,716. This consisted of $105,170 in gross proceeds from a sale of our common stock and proceeds from notes and loans payable of $138,257 and proceeds from advances to affiliates of $28,687 offset by repayments of notes and loans payable of $8,398.

         During the year ended December 31, 2002 and six months ended June 30, 2003, our employees received significantly lower cash compensation than would be expected had our cash flow been able to sustain such compensation. No accruals have been made to reflect this difference and our employees do not anticipate additional compensation in the future for past service. We do, however, anticipate an increase in cash compensation in the future as our cash flow permits.

         There are presently no plans to purchase a new facility or significant new equipment. We are actively seeking additional sources of capital that will enable us to achieve our long-term objectives of marketing our product lines. However, we may not be able to obtain such capital on acceptable terms or conditions. In such event, we may have to modify our business plan.

         Our cash flow requirements include repayment of certain short term debt. We currently have unpaid payroll taxes of approximately $189,000 and have accrued interest and penalties on this outstanding debt of $96,000. In addition, we renegotiated our convertible debt with Pinetree in September 2003. The new convertible note of $572,490 bears interest at 11% per annum and is due on May 31, 2004 with a mandatory prepayment of $50,000 on December 15, 2003.

CRITICAL ACCOUNTING POLICIES

         A summary of significant accounting policies is included in Note 2 to the audited financial statements included in this registration statement for the years ended December 31, 2002 and 2001. We believe that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

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

         REVENUE RECOGNITION

         We recognize revenue when product has been shipped from our facility or drop shipped from our manufacturing location. Revenues from installation or service sales are recognized when the services have been completed.

         INVENTORY VALUATION

         Our inventory is stated at lower of cost or market on the first-in, first-out method of inventory valuation. At December 31, 2003 and 2002, significantly all inventory on-hand was finished goods, which consists of motors and generators. Smaller parts and supplies are charged to expense when purchased.

         ACCOUNTING FOR PATENTS AND TRADEMARKS

         Our patents and trademarks are stated at cost. The recoverability of patents and trademarks is re-evaluated each year based upon management's expectations relating to the life of the technology and current competitive market conditions. As of December 31, 2002 and 2001, we have recorded $99,197 and $38,898 in amortization expense, respectively, related to our patents and trademarks. We are amortizing these costs over the life of respective patent or trademark.

         STOCK-BASED COMPENSATION

         We account for stock based compensation utilizing Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

RECENT ACCOUNTING PRONOUNCEMENTS

         In April 2003, SFAS No. 149, "Amendment of Statement 133 on Derivative Financial Instruments and Hedging Activities," was issued and is effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. The changes in this Statement improves financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement

      o clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of Statement 133,

      o  clarifies when a derivative contains a financing component,

      o amends the definition of an underlying guarantee to conform it to language used in FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", and

      o  amends certain other existing pronouncements.

         We do not believe this Statement will have a material effect on our results of operations or financial position.

         In May 2003, SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," was issued and is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. We do not believe this Statement will have a material effect on our results of operations or financial position.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46), which requires the consolidation of variable interest entities. FIN No. 46 is applicable to financial statements issued by us beginning with the second quarter of fiscal 2004. However, disclosures are required if we expect to consolidate any variable interest entities. We do not believe this Statement will have a material effect on our results of operations or financial position.

                                    BUSINESS

OVERVIEW

         Our principal business is the development of a patented technology termed the "Electric Wheel". Our Electric Wheel technology consists of two shaftless, brushless, direct current electric motors connected by a planetary gear-set driving an output power shaft, all within a single housing. Motors developed using Electric Wheel technology are referred to as our "ST Electric Wheel" series or STEW. We have also developed motors using a variation of the Electric Wheel technology that employ only one direct current motor and operate without a planetary gear-set that we refer to as our "ST Electric Motor" series or STEM. Our complete line of electric motors (STEW and STEM) incorporated in our fully integrated electric power drive systems are referred to as our "ST Electric Propulsion Systems" or ST- EPS.

OUR TECHNOLOGY

         Our Electric Wheel technology provides the basis for a powerful, economical, efficient and environmentally sound conversion of energy to mechanical power. By combining a unique planetary gear set and two electric motors in a single unit, the Electric Wheel becomes an enabling technology for a wide variety of electric or hybrid electric propulsion opportunities that reduces or replaces the need for fossil- fueled internal combustion engines. Compared to most conventional motors, the Electric Wheel offers higher torque, greater operating efficiencies and lower energy consumption. With only eight moving parts as depicted in the diagram below, the Electric Wheel is simple in design. Two shaftless, brushless, direct current electric motors connected by a planetary gear set drive an output power shaft, within a single housing. One motor drives the planetary sun gear while the other drives the planetary ring gear. Unlike conventional motor systems, the planetary gear set or transmission is internal, not external to the motor. Unlike a conventional transmission, the planetary gear set is attached to the motors, not the external housing. Unlike conventional electric motors or internal combustion engines, the speed and direction of each motor is managed individually through use of electronic, computer-driven controllers, thereby creating an infinitely variable torque converter that produces a flat torque curve over its entire operating range.

         The Electric Wheel provides full torque or power from one revolution per minute ("rpm") to its maximum speed at about 1200 rpm. When the Electric Wheel motor reaches maximum speed the gears comprising the planetary gear lock in place in a 1:1 ratio between the motor and shaft rotation thereby eliminating frictional losses and minimizing gear wear. The motors driving the Electric Wheel were specifically designed for continuous duty use without the need for an external cooling source. In addition, when free-wheeling (for example, when a vehicle is coasting down a hill or when a propeller shaft is turning while a vessel is under sail) the Electric Wheel allows regenerative feedback by operating as a generator and re-charging the batteries that power it.

         A diagram of the Electric Wheel is on the next page.

                               [GRAPHIC OMITTED]






         The gear configuration of the Electric Wheel offers a significant benefit - it can operate with only one motor, or only one-half of its parts. It can also operate with full power with the gear set melted together. These novel features make the Electric Wheel an entirely redundant propulsion system that is totally self-contained.

         With high torque and low rpm, these motors are ideally suited for displacement hull vessels such as sailboats and multihull boats. A 10-horsepower Electric Wheel system provides more than adequate power to operate a sailboat traditionally powered by a 36-horsepower diesel engine. Our testing programs and installation experiences have demonstrated that the Electric Wheel provides the equivalent power of internal combustion engines with four times greater rated horsepower. This is because a diesel engine typically delivers only between 25% and 30% of its rated horsepower to the propeller, the combustion engine's power-absorbing attachments such as an external transmission, gears and water pump absorb the rest.

OUR PRODUCTS

         THE SOLOMON TECHNOLOGIES ELECTRIC PROPULSION SYSTEM (ST-EPS)

         We market and sell the ST Electric Wheel and ST Electric Motor series Electric Propulsion Systems. Our systems consist of the motor and controller, the safety power management distribution unit, the battery bank and battery charger, an e-meter and a throttle control. We also offer an optional generator for hybrid charging configurations and an optional inverter for AC applications. Our ST Electric Propulsion Systems provide the foundation for efficient power management.

         THE MOTORS. We have developed two product lines of motor systems, the "ST Electric Wheel", or "STEW" series and the "ST Electric Motor", or "STEM" series. All of our motors provide regenerative feedback. This means that our motors generate electricity while under sail or at any time the external forces on the propellers are greater than the internal forces. This hydroelectric power is generated when water passing the propeller turns the propeller blades, which in turn spins the shaft and

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

rotor on the electric motor producing electricity that is then stored in the battery bank connected to our motor.

         STEW SERIES. Our STEW series employs the Electric Wheel. The STEW series motor consists of two flat, opposing, brushless, DC electric motors directly connected to the planetary gear set. Our current STEW series model -- the ST58 Electric Wheel dual motor system -- replaces up to a 36 horsepower diesel motor and provides continuous torque output to the shaft of 58 foot-pounds. The ST58 is designed for boats weighing up to 24,000 lbs.

         The Electric Wheel design permits the ring gear to turn, which enables us to offer different STEW power configurations to meet specific requirements. With both sun and ring gear together, the Electric Wheel delivers considerably more torque to the planetaries than a single motor. Altering the relative speeds of the moving ring and sun gears provides an infinitely variable range of gear ratios. We can attach different size motors to the gears or to add a second motor to each gear and double the total horsepower. Utilizing this design breakthrough, other configurations are currently under development

      o a 33 hp version with a 20 hp motor on the ring gear and a "derated" 13 hp motor on the sun gear is in the early prototype production stage and is slated for initial testing and performance ratings in spring 2004. No commercial production and sales date has been scheduled, and

      o a 50 hp version with two motors attached to the ring gear - a 20 hp and a derated 10 hp - and a single 20 hp motor on the sun gear is in the early prototype production stage and is slated for initial testing and performance ratings in summer 2004. No commercial production and sales date have been scheduled.

         Electric Wheels with different gear ratios that can provide a multitude of possible horsepower combinations are available for custom order production in a variety of configurations for larger vessels with more complex workload requirements as well as for application in a number of other industries. Our STEW series motor systems are all available in twin motor configurations, providing power to the propellers equivalent to that of twin diesel engines up to 36 horsepower X 2 designed specifically for twin shaft or twin hull (catamaran) vessels.

         STEM SERIES. Our STEM series employs only one of the DC electric motors and controllers used in the ST Electric Wheel series and does not incorporate a planetary gear-set. Our STEM series models are

      o Our ST37 single motor design, which replaces up to a 24 horsepower diesel motor and provides continuous torque output to the shaft of 37 foot-pounds. The ST37 is designed for boats weighing up to 20,000 lbs.

      o Our ST74 dual motor design, which replaces up to a 48 horsepower diesel motor and provides continuous torque output to the shaft of 74 foot-pounds. The ST74 is designed for boats weighing up to 32,000 lbs.

         Our STEM series motor systems are all available in twin motor configurations, providing power to the propellers equivalent to that of twin diesel engines up to the 48 horsepower x 2 designed specifically for twin shaft or twin hull vessels.

         We are currently planning to introduce two new motors to our STEM series:

      o We are in the initial production phase for the newest in our STEM series - the ST116, 20 horsepower electric motor. Our ST116 single motor design will replace up to an 80 horsepower diesel motor and will provide continuous torque output to the shaft of 116 foot-pounds. The ST116 is designed for boats weighing up to 50,000 lbs. We expect that the first ST116 will come off the production line, ready for bench testing in late fall 2003, with anticipated sales to begin mid-2004.

      o Our ST232 dual motor design will replace up to a 160 hp diesel motor and will provide continuous torque output to the shaft of 232 foot-pounds. The ST232 is designed for boats weighing up to 95,000 lbs. The ST232 is planned to follow shortly after our new ST116, with anticipated sales to begin later in 2004.

         Like our other motor series, these STEM series motor systems will be available in twin motor configurations, thereby providing power to the propellers equivalent to that of twin diesel engines up to 160 hp X 2.

         THE SAFETY POWER MANAGEMENT DEVICE. The Safety Power Management Distribution, or SPMD, is a panel designed to act as an interface for all of the devices making up our full series of Electronic Propulsion Systems. The SPMD is an enclosed unit that is required for each system. Twin systems utilize a main distribution box that works in conjunction with the SPMD to central interface for system components.

         THE BATTERY BANK. We specify 144v DC (12 X12 volt DC) Absorbed Glass Mat batteries wired in series to provide maximum power performance. This battery configuration provides the cruising boater with power, efficiency, and the freedom to extend boating range. Electric motor utilization will further benefit from advances in battery and fuel cell technology as new energy sources become available.

         CHARGERS. The main 144v battery bank can be charged by a shore charger, propeller regeneration or an optional diesel generator ("genset"). We offer several shore chargers built for 144v direct current ("DC") output and 110v/220v alternating current ("AC") input.

         E-METER. The e-meter is used to monitor the "fuel" level of the battery bank. It displays battery voltage, amperage being consumed, and amp hours remaining. The e-meter also reads out battery regeneration.

         THROTTLE CONTROLS. We offer electronic throttles that control forward and reverse motor functions through electronic switching. The electronic throttles can be ordered for single motor installations or dual motor configurations for independent motor control.

         Hybrid Generator Options. Gensets are most often used for those seeking long-range motoring and abundant AC power for cabin use or for racing configurations in which lightweight, small capacity batteries are used for short-range motoring. For efficiency and performance, we offer optional DC generators capable of charging the 144v DC battery bank system. We can provide generators sized at 6 kilowatts ("kw") and higher.

         INVERTER OPTIONS. The efficiencies inherent in our ST Electric Propulsion Systems enable them to provide considerable AC power for cabin use. Our inverters connect with the 144v DC battery bank. The inversion from 144v DC to 120v AC is more efficient and provides greater capacity than inversion from a 12v battery bank. For example, a blue water cruiser can have AC power for electric stoves, air conditioning, hot water heater and lighting without running a generator continuously.

         12V HOUSE POWER/CROSS CHARGING OPTIONS. Boaters are familiar with a 12v DC system for powering cabin lights, bilge pumps, radios, and the like. We recommend the use of a separate 12v system with our ST Electric Propulsion Systems, which enables the 12v system to consist of only one or two batteries that can be charged from the main battery bank through our DC/DC cross charger. This allows for constant charging of the 12v system, and offers 12v power capacity for more enjoyable, efficient living aboard.

         Our ST Electric Propulsion Systems in marine use today are fueled through battery bank-stored power. Extended motoring range can be provided by installing an optional cocooned generator, creating a hybrid diesel electric system. In a hybrid configuration the genset is cycled on and off based on battery usage. Gensets work with the battery bank, extending battery life by recharging when the battery voltage reaches a set level of discharge. In addition, solar panels and wind generators can be used to augment house power for both pure electric and hybrid configurations.

         BETA TESTING

         We implemented a Beta Testing Program in 1998 that continued for three consecutive years. Under this program, we conducted 23 beta tests, including one that was 18 months in duration. Twenty- two tests were marine applications, each under a sales and beta product test agreement. The last two tests were for a ground-based application in a mining conveyor belt system.

         Testing and beta trials conducted in the field indicated that the Electric Wheel delivered power at the shaft roughly equivalent to an internal combustion engine with between three and four times greater rated horsepower. In other words, a 10 horsepower ST58EW motor performed the same work as a 36 horsepower internal combustion engine. With a projected design life in excess of 100,000 hours without maintenance, Beta testing of the STEW and STEM propulsion systems indicated that they offer low life- cycle costs and high torque with the environmental and aesthetic benefits of quiet operation, no exhaust emissions when used without fossil-fuel generators in test vessels and high torque at all times which provides instant propeller response to helm commands. We conducted tests in boats operating on battery bank power only and boats operating with battery/generator hybrid power systems.

         Beta test users reported satisfaction with motor functionality. System performance was demonstrated through the increase in stated efficiency in propulsion. Users requested and added optional onboard appliances, thereby using more electricity on amenities, such as air conditioning, refrigerators and icemakers. Beta test customers' input helped us to modify system configurations and provide product offerings for a wide variety of boat and cruising lifestyles.

         All beta test purchasers reported that performance met expectations under a wide variety of sailing and cruising experiences. Operating results were compiled and analyzed during the beta testing period. We continue to analyze operating performance from beta test units and use logged data for ongoing product development.

OUR STRATEGY

         We are dedicated to meeting the needs of our customers for long-lived, low maintenance, and efficient and environmentally-friendly propulsion systems. We will endeavor to remain a market-driven company that incorporates cost-effective technologies available in our products to meet our customers' needs. We will seek to achieve sustained growth by harnessing our Electric Wheel technology, incorporating fuel technology advancements and expanding our product lines to meet customer demands for better power systems while simultaneously creating business opportunities for new applications. The following are key elements of our strategy:

         BE FIRST TO MARKET WITH INNOVATIVE PROPULSION SYSTEM PRODUCTS IN THE MARINE INDUSTRY.

         We believe that our experience in the marine industry will enable us to quickly introduce innovative products to the market. We intend to strengthen current relationships and forge new relationships with manufacturers of marine vessels. We intend to continue to invest in internal product development activities designed to enhance our products offerings to satisfy the needs of our target markets. To this end, we continue to search out alliances with other marine industry product manufacturers to maintain a competitive edge and to spearhead innovation.

         EXPAND AND ENHANCE OUR SALES CHANNELS.

         We believe that the most effective way to sell our products is through traditional retailers, major marine vessels original equipment manufacturers ("OEMs"), charter fleet sales, recreational boating trade shows, the retrofit market and military contracts. We intend to continue to build industry presence and product demand through press releases and industry articles in major publications, keynote speaking and presentations before marine professionals (including the Office of Naval Research and the National Association of Marine Surveyors) and international boat builder/OEMs organizations.

         INCREASE INTERNATIONAL SALES.

         We view several international markets as opportunities for significant growth for our business. We have recently entered the market in Europe through a relationship with HFL Industrial & Marine Power Ltd., an established European manufacturer of generators, inverters and marine refrigeration systems. We intend to continue to expand our geographic presence by targeting emerging and growing markets in regions such as Australia, New Zealand and the Pacific Rim, principally through teaming with existing local companies. We plan to establish a presence in the boating capitols of the world through alliances with international charter fleet companies such as The Catamaran Company, Sun Sail and The Moorings. From time to time, we may also consider acquisitions, strategic alliances or joint ventures to increase our penetration in identified markets.

         EXPAND OUR BRANDING AND MARKETING INITIATIVES.

         We have invested time and resources to establish our Electric Wheel and Electric Propulsion System brands, as well as the consistent and recognizable design of our products. We intend to continue building our brand identity through public relations, advertising campaigns and other marketing efforts.

         ENHANCE OPERATIONAL EFFICIENCIES.

         We believe it is essential to control operational costs while at the same time providing first-to- market, innovative products. We intend to implement processes to manage product development efficiency, control inventory, channel costs and reduce overall operating expenses. We plan to invest in personnel, technology and processes to enhance our operational discipline and efficiencies with respect to product development, demand assessment and supply chain and channel inventory management. By focusing on operational efficiencies, we intend to meet the demands of our target markets for affordable, high quality products while pursuing a profitable business model.

         EXPAND OUR PRODUCT OFFERINGS TO NON-MARINE APPLICATIONS.

         We plan to expand our product portfolio into new areas that will complement our current product offerings while leveraging our brand, channel presence and operational efficiency. Non-marine industry companies and organizations have expressed interest in application for our Electric Wheel technology. We believe this technology may be adopted for use in a variety of ground-based applications such as inter-modal trains, automotive transport, conveyor systems and farm implements. We intend to pursue strategies that include the licensing of technology to industries with high regulatory and financial barriers to entry, such as the automotive industry. Strategies also include the formation of joint ventures with participants in industries that have fewer significant barriers to entry, such as producers of conveyor systems, farm equipment and air conditioning/refrigeration systems.

OUR INDUSTRY

         OUR PRODUCT APPLICATION IN THE MARINE INDUSTRY

         The recreational boating industry is a large, multifaceted market both in the United States and internationally. It is fragmented in two dimensions - suppliers and users both of which are target customers for us. By product application, the boating market is divided into sailboats and powerboats segments and within each segment by size of craft for the sailboats and hull type for powerboats. Sailboats are displacement hull vessels. Powerboats are designed with displacement hulls, semi- displacement hulls and planing hulls. A displacement hull boat rides in the water, pushing water out of the way (displacing water) as it moves forward. A planing hull boat, as it builds sufficient speed, rides on top of the water where there is less resistance.

         Displacement hulls are chosen when long range, economy of operation, and seaworthiness are vital to boating performance. By a displacement hull's very nature, speed is limited. Size and shape dictate a maximum speed, referred to as "hull speed." When moved by a large propeller turning at low rpms, displacement hulls become very efficient, requiring small amounts of power compared to hulls designed for high speed. Lower rpm is not compatible with most fossil fuel engines that reach optimum performance with small props turning at high rpm. However, with a large, slower turning prop, and the proper gear ratio, a small fossil fueled engine consumes much less fuel than its higher speed counterparts. Even a 20-ton trawler with twin diesels is more fuel-efficient than most recreational boats with semi or full planing hulls designed for higher speeds.

         Our ST Electric Propulsion Systems are designed to produce maximum efficiency with large, slow turning props delivering higher torque at low rpm. These characteristics make our STEW and STEM series motors highly compatible for displacement hull applications. Large categories of boats use displacement hulls including sailboats, trawlers, classic launches, luxury houseboats, offshore commercial fishing boats, tugboats and large ships. In addition, many custom and production specialty hull designs are compatible with the present ST-EPS designs.

         OUR TARGET MARKETS

         Our markets for STEW and STEM series motors encompass two sectors - boat manufacturers ("OEMs") for new boat electric drives and used boat owners for retrofit, or re-power, systems. Within these sectors, our primary market for ST-EPS is the recreational boating industry with an initial focus on displacement hull vessels ranging in size from 25 feet to 55 feet in length, weighing from four to twenty tons. The secondary market for our current line of production motors is for industrial marine applications with an initial focus on lifeboats, motor launches and small craft military projects. Our next generation series of STEW and STEM motors will be focused primarily on the powerboat market and the larger horsepower industrial marine sectors.

         MARKET ANALYSIS- INDUSTRY TRENDS

         Both the new and the retrofit boat markets offer substantial sales potential for us. Market growth for new boats appears to be driven by the U.S. business cycle and population demographics; compound annual growth averaged three percent over the last two decades. There were 18,000 new sailboats constructed in the United States during 2002 and approximately four times that number worldwide. Approximately 5,400 of the sailboats delivered in the United States, or 30 percent, were delivered with auxiliary motors in the class and size eligible for ST-EPS installations.

         There are an estimated 1,600,000 sailboats with auxiliary power on United States waters. Industry statistics indicate that inboard fossil fuel engines on sailboats will have a life of ten years before requiring major overhaul or replacement. Based on this replacement need, our forecast is that approximately 17,000 sailboats in excess of 25 feet in length are candidates for retrofit installation of ST- EPS each year.

         An increase in environmental regulations is one of the primary trends impacting the recreational and commercial boating industry. The U.S. Environmental Protection Agency has recently mandated more stringent control regulations that require reduction of two-stroke gasoline engine emissions by 75% and four-stroke gasoline and diesel engine emissions by 35%. The EPA mandate also calls for re- calibration of all current carbureted and electronic fuel injection engines for maximum emission reduction, conversion of carbureted marine engines to electronic port fuel injection, and the use of oxidizing catalytic converters to spark ignition marine engines. It is anticipated that the requirements will be phased in for commercial engines between 2004 and 2007. Separate emission standards for recreational engines are still at the proposal stage.

         The costs of complying with increasingly demanding environmental mandates is expected to increase demand for electric propulsion motors, including our ST-EPS. We believe that the pending price increases caused by increased costs of environmental compliance in the United States will make our products an attractive marine power alternatives from both price and environmental compliance perspective.

         INTERNATIONAL MARKETS

         We believe that Europe's auxiliary powered sailboat market represents a larger potential retrofit market for our STEW and STEM series motors than that of the United States in large part because of environmental issues. Strict environmental controls on fossil fuel engines for boats already exist in many Western European countries, where fossil fuel engines are already banned from numerous lakes, canals and sections of some rivers. It appears that pollution by boaters is more widely recognized in Europe than the U.S. Equally important, strong environmental groups have successfully led legislative efforts to make recreational boating use of fossil-fueled engines significantly more restrictive than in U.S. waters.

         MILITARY APPLICATIONS AND GOVERNMENT PROGRAMS

         The National Air and Space Administration ("NASA") has supported Electric Wheel development since 1996. A simplified version of the Electric Wheel powered NASA's Sojourner Mars rover. In return for the rights to use our technology in space vehicles, NASA set up the Electric Wheel Working Group, consisting of engineers from universities, government and industry, under its Mid-Atlantic Technology Applications Center. With the Working Group's help, we have been able to test and refine the system, establish cost-effective manufacturing procedures and develop a business plan to introduce our technology to a gradually widening circle of markets that may ultimately include the passenger car. The Working Group completed its mission in 2000.

         The United States Navy and other governmental bodies are pursuing proposals for various demonstration and/or development projects to document the feasibility of more efficient, non-polluting electric powered motors, with the goal of bringing those developmental projects to military applications for a diverse group of stealth, low maintenance, fuel efficient water craft and amphibious vehicles. Environmental and energy conservation considerations continue to drive military and homeland security preparedness campaigns.

SALES AND MARKETING

         We have transitioned from a research, design, engineering and development company to a marketing, production, sales and service company. We continue to expand our brand recognition- marketing program, add additional OEM customers, build our dealer/installer network, pursue contract awards and develop commercial marine industry partnerships.

         OEM/BOAT BUILDERS

         We view our OEM relationships as vital to growing and sustaining marine sales in both manufacturer and user market segments. Relationships with OEMs include The Catamaran Company (the exclusive sales/broker for our electric powered Lagoon Catamarans in the U.S.), Gold Coast Yachts, Nimble Boats, Conser Catamarans, African Catamarans, Manta Catamarans and Multi-Winds International, all of which have agreed to offer our ST-EPS as options or standard equipment on their production boats. We intend to focus the resources necessary to attract and support OEM customers. We believe that OEMs are incorporating, and will continue to incorporate, our ST Electric Propulsion Systems into their new boats as a value-added feature in order to be more competitive and increase their sales.

         To the extent that manufacturers adopt our ST-EPS as standard equipment, we expect that more industry articles will appear in trade magazines, which in turn should develop additional sales for us. In addition, boat manufacturers, through their marketing promotions and network of new boat dealers, invest heavily in advertising. We believe that utilizing this third-party new boat advertising to promote our propulsion systems offer benefits for us as well as for OEM/boat builders. Overall, we believe that our electric propulsion-equipped new boats displayed in advertisements, at boat shows and in trade magazine articles will provide a growth vehicle for increasing sales volume, as will inclusion of an anticipated growing number of boat builders listed as OEM installers of our products on our web sites and published listings.

         We have successfully completed sea trials of our ST-EPS at Lagoon Catamarans, a subsidiary of Groupe Beneteau, the world's largest builder of recreational sail and powerboats. As a result, Lagoon has indicated interest for additional ST-EPS-powered Catamarans to be sold worldwide and has advised us that it will offer ST-EPS as a factory-installed option on Lagoon Catamarans. As a result of the successful sea trials in France, Groupe Beneteau has informally indicated that it will offer our ST-EPS as an option on its full line of cruising sailboats.

         Hinckley Yachts, a builder of premium sail and power boats, has designed a 42 foot "day sailor" which incorporates our ST Electric Propulsion Systems, the first of which will be available in late 2003.

                  COMMERCIAL POWERBOAT MARKET

         We have sold ST-EPS systems for water taxi service on the historic canal way in Augusta, Georgia (for which U.S. Coast Guard certification has been obtained) and for passenger ferry boat service in Dubai, United Arab Emirates. Our electric propulsion systems are also in the process of being certified by the U.S. Coast Guard for lifeboat use. Upon Coast Guard certification, Alexander Ryan Marine & Safety Co., a manufacturer, distributor and representative for manufacturers of numerous marine and safety products has committed to the purchase two systems per month during the first twelve months and has indicated that orders will increase during each of the following three years.

                  CHARTER BOAT MARKET

         We have an agreement with The Catamaran Company, a U.S. business that sells new and used catamarans and operates an extensive leased charter boat fleet throughout the Caribbean. As the exclusive sales/broker for ST-EPS powered Lagoon Catamarans in the U.S., we expect that the Catamaran Company will be placing ST-EPS catamarans into its charter boat fleets beginning in late 2003. Charter fleet operators value our propulsion systems principally because the systems require very little maintenance compared to diesel engines.

                  MILITARY AND GOVERNMENT MARKET

         In November 2002, the U.S. Naval Warfare Center Office of Naval Research ("ONR") placed the SBIR-N03-119 Phase I, mission-oriented, dual-use potential, hybrid electric propulsion development project for bids. On July 11, 2003, we received the SBIR-N03-119 Phase I contract awarded by the ONR for the development of performance specific hybrid electric propulsion applications for transfer to the Navy's 7 meter RHIB small craft. Granted under the Small Business Innovation Research (SBIR) program, we intend to move forward with mission profile assessment and specifications in preparation for bid and receipt of Phase II and III hybrid electric small craft production awards.

         DEALER/INSTALLERS

         We are developing sales directly to the wholesale end of the marine propulsion retrofit market. Target wholesale customers include marinas, boat yards, and boat repair, refurbishing and retrofit businesses. The retrofit market requires removal of a boat owner's existing internal combustion engine, disposal of any residual fuel (now considered a hazardous waste in most states subject to regulatory guidelines for disposal), and removal of fuel tank(s) if not retained for other purposes. Most owners will look to their boatyard or marina to perform these tasks.

         There are estimated to be 12,000 boatyards, marinas, yacht clubs, boat parks and other boating facilities operating in the U.S. Not all of these have repair facilities and, more importantly, many remain undercapitalized or fail to provide satisfactory customer services leading to high turnover in ownership. Our goal is to have its sales management team select the best available dealers to represent us in major market areas. In support of this goal, we have developed a criteria and guidelines for the selection and establishment of authorized dealer/installers to which we will be able to refer boat owners for installation and service of our systems.

         To date, we have established seven authorized dealer/installers in the United States, each of which can sell and install our ST-EPS. This dealer/installer network includes retrofit/re-power businesses in the San Diego, Long Beach, Ventura, Berkeley (which includes Lake Tahoe) and Seattle providing Pacific Coast coverage from the Mexican to Canada borders. We also have dealer/installers in Portsmouth, Rhode Island and in Marquette, Michigan on Lake Superior, which is scheduling its first ST- EPS installation for late 2003. We are in the process of establishing dealer/installers in Ft. Lauderdale and Ft. Pierce, Florida and in Galveston, Texas. Our Master Dealer/Installer in Tortola, British Virgin Islands services its network of independent boatyard re-power specialists from BVI to Trinidad/Tobago. We have recently established a dealer/installer in Queensland, Australia. We plan to continue to add dealer/installers to our authorized network and anticipate having twenty selected and established authorized dealer/installers by the end of the first quarter of 2004.

         We have entered into a reciprocal marketing agreement with HFL Marine International Ltd, a producer of high-quality marine electrical generation equipment based in the United Kingdom with manufacturing facilities in both England and Germany. This agreement provides for the promotion, sales and after-sale service of ST-EPS and HFL power generators and related HFL manufactured products used in our systems and calls for the display and promotion of each others products at major exhibitions. With exports worldwide, HFL generators can be found in many luxury motor cruisers and super yachts.

         DEMONSTRATION PLATFORMS

         We maintain two in-the-water sailboat demonstration platforms

      o The ST37 system with optional hybrid 6 kW Fischer Panda generator, installed aboard the 1939 "Casey", classic wooden sailing sloop at our docks in Benedict, Maryland.

      o The Twin ST74 system with optional 10 kw Fischer Panda generator installed as a new boat installation aboard a production Conser 47 E Catamaran used for boat show appearances, media publicity and prospective customer, dealer/installer and OEM demonstrations along the Atlantic seaboard.

         In addition, we maintain a demonstration platform/test tank displaying an ST58 motor, bench electronics and battery bank with a Fisher Panda kw "advanced generator technology" DC generator at our test facilities in Benedict, Maryland.

         TRADE SHOWS

         We have exhibited our products at major consumer boat and marine trade shows in Annapolis, Maryland, Ft. Lauderdale and Miami, Florida and in Europe at the International Boat Show in Dusseldorf. We intend to have ST-EPS representation at boat shows throughout the United States as a result of our dealer/installers relationships. Further, we anticipate that OEMs will be scheduling to show and demonstrate their new boats featuring ST-EPS installations at boat shows throughout the U.S., in the United Kingdom and Europe. We also have exhibited our products or displayed our product literature at trade shows in conjunction with our industry suppliers and equipment manufacturers.

         PRINT MEDIA ADVERTISING AND PROMOTION

         We currently advertise in both marine trade magazines and marine industry periodicals. We intend to continue such advertising.

         MEDIA COVERAGE

         We have been featured in more than 20 articles and stories in boating-related publications: Cruising World (March 2003), Boat U.S. (Jan 2003), Multihull (July/Aug 2002), Multihull (May/June 2002), Multihulls World (April/May 2002), Practical Sailor (Dec 2002) and many more dating back to 1994. In addition, articles on our company and our products and technology have been published in the national publications including Wall Street Journal, Popular Mechanics, Design News and various NASA bulletins.

         We prepare and distribute press releases featuring news of interest for publication in a variety markets and industries. We plan to continue to solicit and develop opportunities for trade journal, television, newspaper and magazine coverage.

         WEB SITE

         We maintain a website that contains our history, technology, accomplishments, milestones, news and articles. We offer information intended to answer prospective customers' most frequently asked questions and include directions for contacting us, a list of our dealer/installers and OEMs that offer ST- EPS products. Our website provides system component specifications, pricing information and ordering instructions.

         PRICING

         Basic ST-EPS orders (with required parts and components) start at $9,800 and full package STEW and STEM twin systems with hybrid electric and AC power options can cost as much as $50,000. The average system invoice cost with component parts, equipment and optional products is approximately

$21,500. We have experienced, and expect to continue to experience, gross profit margins of approximately 33%.

MANUFACTURING

         We assemble our ST Electric Propulsion Systems at our facility in Benedict, Maryland using motors and other components supplied to us by third-party contractors.

         Homewood Products Corporation located in Pittsburgh, Pennsylvania, ("Homewood"), through its subcontractors, has been manufacturing our electric motors since 1996 and builds STEW and STEM motors to our specifications.

         In August 2003, we entered into an agreement with Homewood that provides that we will purchase from Homewood not less than 100 electric motors at its most favorable price. The agreement continues through December 2004 and renews automatically every year unless either party terminates the agreement on at least three months notice before the end of the year. As long as we meet our annual purchase commitment Homewood will not accept purchase orders for electric motors from anyone else for marine applications and we will not purchase electric motors for marine applications from any other manufacturer. We also agreed to provide Homewood the opportunity, on a non-exclusive basis, to develop new products within Homewood's scope of business for new marine application targeted by us. We believe that Homewood has sufficient facilities to handle our projected sales demand.

         Third-party suppliers provide other components of our ST-EPS. We believe that these other suppliers have sufficient capacity to fill our needs. We do not, however, have agreements with these suppliers to provide us with such component parts.

COMPETITION

         Our target market for our marine motors is presently directed at sailboats and other displacement hull vessels, most of which are powered by either diesel or gasoline-fueled engines. Other types of electric motors power a small segment of the boats within our target market.

         DIESEL ENGINES

         Inboard diesel engines constitute the strongest competitor for ST-EPS installations. Consumers in our target markets historically have used diesel rather than gasoline engines for a number of reasons. Diesel engines provide higher torque at lower rpms compared to gasoline engines, use less fuel and otherwise operate more economically and are safer to use. Despite their much higher initial purchase price, diesel engines have proven to be more powerful, reliable and safer than gas engines.

         The marine diesel engine manufacturing industry is highly competitive without any single market leader. There are approximately thirty recognized manufactures of inboard diesel engines. Among U.S. sailboat owners, Yanmar and Volvo Penta are perhaps the best-known names, and both manufacturers have a broad product selection for sailboats. Distribution, retailing, installation and service of diesel engines are spread among these 30 competitors, and the majority of these independent retailers, installers and service businesses are the same businesses available to us as prospective authorized dealer/installers of ST-EPS.

         We believe that our electric propulsion systems, powered either by battery alone or a generator/battery hybrid, are competitive with diesel engine power because of comparative low maintenance requirements, low energy consumption, environmental friendliness, comparable pricing to diesel engines and low noise level, longevity and simplicity of operation. The single most important barrier to entry for us is the familiarity and acceptance of diesel power in the marine industry.

         ELECTRIC MOTORS

         Electric motors currently available for commercial purchase comprise a small segment of our intended target market primarily because of their limited use of indirect drive systems and reduction gears. We believe that there are approximately twelve manufacturers of vessels powered by electric motors in North America.

         Two better-known U.S. manufacturers are Duffy Electric Boat Company of Cost Mesa, California and Electric Launch Company, Inc. ("Elco") of Highland, New York. Duffy Electric offers several models of electric motors, all of which are installed as part of their manufactured boat line of private, recreational, smooth water launches and party boats. Elco produces electric motor powered launches and inboard sailboat motors. Both Duffy Electric and Elco use 1750 rpm shunt wound DC motors which operate outside of their peak efficiency range, require air cooling and lack the power required to push boats over 30 feet in length.

         Brimbelow Engineering of Norfolk, England is one of the largest manufacturers of electric boat motors in Western Europe. Its main product, the E-Drive 2.5 hp, is a two-kilowatt brushless DC permanent magnet motor providing approximately 2.6 horsepower at 2,500 rpm. The E-Drive 2.5 hp is much less powerful than our ST 37, which develops 6 horsepower at 1,000 rpm. In addition, the E-Drive 2.5 hp must be coupled with a transmission to reduce rpms. The E-Drive 2.5 hp comes with a mounting bracket but without a controller, which must be purchased separately. The total purchase price for an E- Drive 2.5 horsepower is more than $5,000.

         Eco Propulsion Systems AG, of Switzerland, manufactures the "SOL Z", an electric inboard line shaft engine, in a 48-volt, eight horsepower version. With an electric/mechanical clutch, the 10 horsepower version sells for approximately $6,300.

         Unique Mobility Inc. announced in July 2000 that sea trials were to begin for installation of a UQM SR-218N brushless permanent magnet motor in a 52-foot Manta catamaran powerboat. The installation would make it possible to operate the power catamaran as a mild parallel hybrid, where both electric and diesel engines may operate in unison or separately. It was estimated that the UQM SR- 218N, operating alone, could propel the boat at speeds up to 9 knots. To our knowledge, the results of sea trials have not been published, and the completion of this announced project is uncertain.

         In addition to inboard electric boat and motor manufacturers, there are approximately 12 manufacturers worldwide of electric outboard motors. Neither the electric inboard nor the electric outboard motors offer by our competition has experienced significant market penetration because of limited torque and limited battery lifespan between each re-charge.

OUR INTELLECTUAL PROPERTY

         TRADEMARKS

         In 2002, we registered our name "Solomon Technologies" and our logo with the United States Patent and Trademark Office ("PTO") under two trademark filings. In 1999, we trademarked a stylized version of the phrase "Electric Wheel" in the United States in connection with electric propulsion systems. Our trademarks have a ten-year term commencing on the registration date and are renewable for additional terms of ten years each, subject to compliance with certain filing requirements.

         CURRENT PATENTS

         We currently have three patents issued in the U.S. and foreign jurisdictions. Below is a summary of our patents.

         DUAL-INPUT INFINITE-SPEED INTEGRAL MOTOR AND TRANSMISSION DEVICE. This patent is the basis for our Electric Wheel technology. The patents cover both marine applications and farming and household appliance applications. This patent has been issued in five countries, as follows:

COUNTRY           DATE FILED      ISSUED      PATENT #    STATUS
Australia           11/19/91    11/19/94       551,644    Issued
Canada              11/19/91    01/28/03     2,096,642    Issued
Japan               11/19/91    01/31/03     3,394,771    Issued
South Korea         11/19/91    01/07/99        187697    Issued
United States       11/28/90    11/26/91     5,067,932    Issued

         METHOD AND APPARATUS FOR PROPELLING A MARINE VESSEL. This patent ties our Electric Wheel technology directly to marine propulsion and provides for a patent on regenerative feedback. This patent has been issued in the U.S. and is pending in three foreign jurisdictions, as follows:

COUNTRY                FILED      ISSUED      PATENT #    STATUS
European Union      04/29/96                              Pending
Japan               04/29/97                              Published
United States       04/29/96    01/26/99     5,863,228    Issued
WIPO*               04/29/97                              National Phase entered
                                                           Chapter II demand
                                                           filed 10/27/97

* The World Intellectual Property Organization is an agency of the United Nations which administers approximately 23 treaties dealing with different aspects of intellectual property protection.

         SYSTEM AND APPARATUS FOR A MULTIPLE INPUT AND DUAL OUTPUT ELECTRIC DIFFERENTIAL MOTOR TRANSMISSION DEVICE. This patent has been issued in the U.S. and is pending in two foreign jurisdictions, as follows:

COUNTRY                FILED      ISSUED      PATENT #    STATUS
Japan               11/04/97                              Published
United States       11/19/96    12/22/98     5,851,162    Issued
WIPO                11/04/97                              National Phase entered
                                                           Chapter II demand
                                                           filed 5/20/98

         PROPOSED PATENTS

         We have identified three potentially patentable technologies related to our Electric Wheel technology. We are currently preparing patent applications for the three technologies, which we expect to file with the PTO before the end of 2003.

         The patent process - from initial application to granting of the patents - is expected to take approximately two years in total. Following filing of the patent applications with the PTO, examinations of the applications generally require one year to complete. Any deficiencies found during the examination process will then have to be corrected and resubmitted for consideration. Discussions between our patent counsel and the PTO may be necessary to clarify issues relating to the claims. Our patent counsel has initiated searches and examinations and is in the process of developing the first draft of the patent applications for the three technologies for review and revision by us. Following this process, our patent counsel will prepare subsequent drafts for review by us until the documents are ready for filing. It is not known how long this process will take.

         We estimate $75,000 as the cost for patenting the three technologies under review. We expect that Homewood as joint inventor will participate in one of the three applications. There can be no assurance that the proposed patents will be granted.

         KNOW-HOW, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY PROTECTION

         In addition to the trademark and patent protection secured above and the pending patent applications, we will rely on trade secrets, know-how and continuing technological innovations to develop and maintain our competitive position. It is our policy to require our directors, employees, consultants and parties to collaborative agreements to execute confidentiality agreements upon the commencement of the employment, consulting or collaborative relationships with us. These agreements provide that all confidential information developed or made known during the course of the relationship with us is to be kept confidential except in specific circumstances. In the case of employees and consultants, the agreements provide that all inventions resulting from work performed for us using our property or relating to our business and conceived or completed by the individual during employment are our exclusive property to the extent permitted by law.

RESEARCH AND DEVELOPMENT

         Since our inception, we have spent approximately $2 million on product development. The continued development of our STEW and STEM electric motors and other components of our ST Electric Propulsion Systems, remains paramount to our success in the marine market. In addition, continuing development of advanced hybrid charging systems, adaptation to new battery, fuel cell and fuel sources technologies, and system integration with our growing product line of electric motors will help us achieve and maintain our leadership position in the marine propulsion industry.

         Through continued ground-based electric motor research and development, we intend to expand applications of our patented products for potential licensing into other industries.

EMPLOYEES

         We have seven full time employees and one part-time employee. Our management team currently consists of a president/chief executive officer, chief operations officer, chief financial officer and a secretary/treasurer. We employ our chief financial officer on a part-time basis. There is no collective bargaining agreement in effect. We believe the relations with our employees are good.

GOVERNMENT REGULATION

         It is anticipated that existing and proposed changes in environmental impact laws and regulations in the United States, Canada and Europe will create an increased demand for our ST-EPS products and Electric Wheel technology. Our STI electric products have zero emissions when used without fossil fuel generators.

         Existing or probable governmental regulations have not had, and are not expected to have, any material impact on our operations, and the costs and effects of compliance with federal, state and local environmental laws are minimal.

PROPERTIES

         We occupy office, research and warehouse facilities in Benedict, Maryland, located on the Patuxent River in Southern Maryland on the western side of Chesapeake Bay about 45 miles from Washington, DC. This facility is located at 7375 and 7385 Benedict Avenue, Benedict, Maryland. We rent this facility on a month-to-month basis for $5,100 per month. This facility includes

      o  approximately three acres on the shores of the Patuxent River,

      o marine research and development and test facility with 2,000 gallon test tank,

      o additional warehouse and shop buildings for inventory, equipment and component fabrication, testing, and repair/warranty shop,

      o renovated, three-story hotel, converted into headquarters with fifteen offices remodeled for use as corporate and sales headquarters,

      o marina with five piers ranging from 40 feet to 130 feet, including numerous boat slips and mooring posts,

      o  five-ton overhead travel boat lift, and

      o  15 ton marine railway access.

LEGAL PROCEEDINGS

         We do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND OFFICERS

         Our board of directors is divided into three classes, each class serves for a three year term. Class I directors will serve until the first annual meeting of our stockholders. Class II directors will serve until the next annual meeting of stockholders one year after the first annual meeting. Class III directors will serve until the next annual meeting of stockholders two years after the first annual meeting. Our officers are appointed by, and serve at the designation of, the board of directors. The members of our board of directors, and each director's class, and our executive officers, together with their respective ages and certain biographical information are as set forth below.

NAME                   AGE      POSITION                               CLASS
----                   ---      --------                               -----
David E. Tether         54      Chairman of the Board, President       Class III
                                and Chief Executive Officer

Christopher Valleau     33      Chief Financial Officer and Vice
                                President of Finance

Ann Poyas               54      Chief Operating Officer and            Class I
                                Director

David Lindahl           59      Director                               Class II

Barry DeGroot           56      Director                               Class II

         DAVID E. TETHER, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Tether founded Solomon Technologies, Inc. in February 1993. He has been our Chairman and Chief Executive Officer since 1993. Mr. Tether has over 33 years experience with several start up and early stage growth companies primarily serving the Naval Air Warfare and Naval Air Test Centers at Patuxent River, Maryland. From 1982 to 1985, he led a team of scientists and engineers in designing and building the world's first thermonuclear detonation simulator. Beyond classified projects in the electromagnetic emissions field, Mr. Tether has worked on encrypted networks and computer security measures for agencies including the Environmental Protection Agency, the U.S. Army and the American Chemical Society.

         ANN POYAS, CHIEF OPERATING OFFICER AND DIRECTOR. Ms. Poyas joined our company as our Chief Operating Officer in April 2002 and as a director in July 2002. From 1976 to 1989, she was Chief Operating Officer and a director of Mortex Manufacturing, Inc. a concrete construction and manufacturing company. From 1978 to 1989, she was a director and president of Tucson Foam and Equipment, Inc., a plastics manufacturing company. In 1989 they sold their interests in both businesses, continuing to serve as consultants until 1999. Ann and Don also owned and operated Arrowcore Products LC, a carbon fiber spar manufacturer, which was sold to us in 2002. In 1993, Ms. Poyas earned her bachelors degree from the University of Arizona.

         CHRISTOPHER VALLEAU, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OF FINANCE. Mr. Valleau joined us as Chief Financial Officer in July 2003. Mr. Valleau is currently the Vice President of CFO

Oncall, Inc., an outsource provider of accounting and finance services. Immediately prior to joining our company, Mr. Valleau was Vice President of Finance and Principal Accounting Officer of a publicly traded beverage and syrup manufacturer. Prior to that, he was a Senior Staff Accountant for the New York and Florida-based certified public accounting firm, Feldman, Sherb & Co., P.C., for whom he managed the Florida client base. He had joined Feldman Sherb as a staff accountant in 1997. Prior to that, he had been Assistant Controller (1994-1996) and Controller (1996-1997) of Ocean World Lines, Inc. in New York City. Chris is a licensed Certified Public Accountant in New York. He received a Bachelors of Business Administration degree from Pace University (Pleasantville, New York).

         DAVID LINDAHL, DIRECTOR. Mr. Lindahl has been a director of our company since 1994 and served as our president and a director from February 1994 through February 1995. Mr. Lindahl served Presidents Reagan and Bush as Assistant Secretary of Energy from January 1986 through March 1991. While at the Department of Energy, he was responsible for developing the nation's alternative fuels industry and was the chief architect of the Clean Air Act Amendments of 1990. Prior to that, he was the Energy and Environmental Policy Advisor to the U.S. Congress. In 1994, he retired from federal service as a Professional Staff Member of the House Committee on Energy and Commerce. In 1992, he joined the board of Town Creek Industries, Inc., which we acquired in 2001. Since June 2002, he has served as Executive Vice President of Savage Enterprises, Inc., a company engaged in combustion equipment research and development. In 1967, Mr. Lindahl earned his bachelor's degree in earth sciences from Indiana University and, in 1968, earned his master's degree from Western Michigan University in physical geography. In 1973, he earned a certificate from Massachusetts Institute of Technology in energy policy.

         BARRY DEGROOT, DIRECTOR. Mr. DeGroot has served on our board of directors since February 2001. Since 1995, he has been President of Homewood Products Corp., a manufacturer of power and power distribution products and a principal supplier to our company. From 1989 to 1995, he was a general manager of the Eletro Mechanical Parts and Products Center of Westinghouse Electric. In 1995, Westinghouse sold Homewood to a management group which included Mr DeGroot. Mr. DeGroot earned his bachelor's degree in electrical engineering from California Polytech University at San Luis Obispo, California in 1969.

                             EXECUTIVE COMPENSATION

         The following table shows compensation earned during fiscal 2002, 2001 and 2000 by our president and chief executive officer. None of our officers made at least $100,000 during the past fiscal year.

                                            SUMMARY COMPENSATION TABLE
                                                                            Long Term Compensation
                                                               --------------------------------------------------
                                                                        Awards                    Payouts
                               Annual Compensation             ------------------------     ---------------------
                       -------------------------------------   Restricted    Securities                 All Other
 Name and Principal                             Other Annual     Stock       Underlying      LTIP        Compen-
 Position              Year   Salary    Bonus   Compensation     Awards       Options       Payouts      sation
 -------------------   ----   -------   -----   ------------   ----------    ----------     -------     ---------
 David E. Tether       2002   $38,221     0            0            0            0             0            0
 President and Chief   2001   $59,134     0      $52,500 (1)        0            0             0            0
 Executive Officer     2000   $83,654     0            0            0            0             0            0


(1) Represents 5,000 shares of common stock issued for service on the board valued at $3.00 per share and 12,500 shares of common stock issued in lieu of cash payment for salary valued at $3.00 per share.

COMPENSATION ARRANGEMENTS

         We have not entered into employment contracts with any of our executive officers. We anticipate that we will offer David E. Tether an employment agreement, the terms of which have not been determined.

2003 STOCK OPTION PLAN

         We adopted our 2003 Stock Option Plan in July 2003. The plan provides for the grant of options intended to qualify as "incentive stock options," options that are not intended to so qualify or "nonstatutor stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 750,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have granted non-statutory stock options to purchase up to 242,500 shares of common stock at $2.00 per share. These options expire in August 2006. We have not yet granted any stock appreciation rights under the plan.

         The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of shares of common stock subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

         Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

         The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

         The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of the number of shares of common stock used to exercise the option, and, with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

         Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

OPTION GRANTS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         We did not grant any options to our officers or directors during 2002 and no options were outstanding at any time during 2002.

         The following table summarizes our equity compensation plans for officers, directors employees and consultants as of September 19, 2003.

                                       EQUITY COMPENSATION PLAN INFORMATION
                             Number of securities to     Weighted-average
                             be issued upon exercise     exercise price of       Number of securities remaining
                             of outstanding options,     outstanding options,    available for future issuance
 Plan category               warrants and rights         warrants and rights     under equity compensation plans
 ----------------------      -----------------------     --------------------    -------------------------------
 Equity compensation                  None                      N/A                            None
 plans approved by
 security holders
 Equity compensation                375,118                    $2.18                        507,500
 plans not approved by
 security holders

 Total                              375,118                    $2.18                        280,000


         In July 2003, our board of directors adopted our 2003 Stock Option Plan. The terms of the plan are more fully described above under "Executive Compensation -- 2003 Stock Option Plan". In August

2003 we granted options to certain officers, directors and employees to purchase up to 242,500 shares of common stock exercisable at $2.00 per share. The options expire in August 2006.

         In May 2003, we entered into an agreement with Cytation Corporation. Under the agreement, Cytation agreed to advise and assist us, among other things, in the process of becoming a public c As consideration for these services, we paid Cytation $25,000 and issued 663,089 shares of our common stock and a warrant to purchase 132,618 shares of common stock. The warrant is exercisable a price per share equal to 125% of the average closing price of our common stock for the first thirty trading days of our common stock, which for purposes of the foregoing table is assumed to be $2.50. The warrant is exercisable commencing one year after the effective date of the registration statement of which this prospectus is a part and for four years thereafter.

OUR BOARD AND COMMITTEES OF THE BOARD

         We have two formal committees

      o the Audit Committee, which consists of Barry DeGroot and David Lindahl, and

      o the Compensation Committee, which consists of Barry DeGroot and David Lindahl.

         Mr. DeGroot is not "independent" as such term is defined by the Nasdaq Stock Market. Mr. DeGroot is the president and a principal shareholder of Homewood. We have an agreement with Homewood which provides that Homewood will manufacture the motors for our ST-EPS.

         As soon as practicable after we become a public company, our board intends to designate Audit Committee members that will consist of at least two directors, each of whom will be independent and financially literate. We currently do not have a financial expert serving on our Audit Committee. It is our intention that the composition of the audit committee will satisfy the independence requirements of the Nasdaq Stock Market and the SEC, and that we will have at least one financial expert on our Audit Committee.

         Furthermore, as soon as practicable after we become a public company, our board intends to designate Compensation Committee members that will consist of at least two directors, each of who will be independent.

         The principal functions of the Audit Committee include appointment of a firm of certified public accountants whose duty it will be to audit our financial statements for the fiscal year in which they are appointed, and to monitor the effectiveness of the audit effort, our internal financial and accounting organization and controls and financial reporting.

         The Compensation Committee is responsible for establishing compensation arrangements for officers and directors, reviewing benefit plans and administering our stock option plan.

         The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or, subject to certain notice requirements, by any stockholder entitled to vote for the election of directors.

         Special meetings may be held from time to time to consider matters for which approval of the Board of Directors is desirable or is required by law. Our Board of Directors met once and acted on numerous matters by written consent during 2002. The Audit and Compensation Committees were formed in July 2003 and did not meet during 2002.

COMPENSATION OF DIRECTORS

         We intend to establish a compensation plan for all non-employee directors which we anticipate will include a combination of cash compensation and equity. Employee directors will not receive compensation for their service as directors. We will reimburse each of our directors for reasonable travel expenses incurred in connection with attending all board and board committee meetings. During 2002, we did not compensate our non-employee directors for their service as members of our board.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our certificate of incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director

      o for any breach of the director's duty of loyalty to us or our stockholders,

      o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

      o arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or

      o for any transaction from which the director derived an improper personal benefit.

         Additionally, included in our certificate of incorporation and bylaws are provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by
Section 145 of the Delaware General Corporation Law. The Delaware General Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under a company's bylaws, any agreement, vote of stockholders or otherwise.

         The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our directors and executive officers, and permit us to indemnify our employees and consultants, for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subject to certain very limited exceptions, we may advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         We have not obtained directors' and officers' liability insurance, however, we anticipate acquiring such insurance this year.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information regarding the beneficial ownership of our common stock as of September 19, 2003. The information in this table provides the ownership information for:

      o each person known by us to be the beneficial owner of more than 5% of our common stock,

      o  each of our directors,

      o  each of our executive officers, and

      o  our executive officers, directors and director nominees as a group.

         Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner is Solomon Technologies, Inc., 7375 Benedict Avenue, Benedict, Maryland 20612.

 NAME AND ADDRESS OF                    NUMBER OF SHARES             PERCENTAGE
 BENEFICIAL OWNER                       BENEFICIALLY OWNED           OUTSTANDING
 ----------------                       ------------------           -----------
 David E. Tether (1) ...................     1,544,151                    28%
 Cynthia K. McMullen Tether (2) ........     1,544,151                    28%
 Cytation Corporation (3) ..............       663,089                    12%
    251 Thames Street, Bristol, RI 02809
 Pinetree (Barbados), Inc.(4) ..........       391,179                     7%
    c/o Ward Patel & Co., The Gables
    Haggat Hall, St. Michael, Barbados
 Ann Poyas (5) .........................       285,000                     5%
 Barry DeGroot (6) .....................        48,334                    <1%
 David Lindahl (7) .....................        25,000                    <1%
 Christopher Valleau ...................             0                      0
 All Executive Officers and
 Directors as a Group (5 persons) ......     1,902,485                    37%

(1) Includes 24,234 shares of common stock owned by his wife, Cynthia K. McMullen-Tether. Includes 115,000 shares of common stock issuable upon exercise of options at an exercise price of $2.00 per share which expire in August 2006.

(2) Includes 24,234 shares of common stock owned by her husband, David E. Tether. Includes 115,000 shares of common stock issuable to David E. Tether upon exercise of options at an exercise price of $2.00 per share which expire in August 2006.

(3) Includes 286,165 shares of common stock to be distributed to Cytation's stockholders. Excludes 132,618 shares of common stock issuable upon exercise of options at an exercise price of $2.00 per share which expire in August 2006.

(4) Represents shares of common stock issuable upon conversion of the Pinetree note. (5) Includes 105,000 shares of common stock owned by her husband, Donald Poyas, our Vice President of Procurement.

(6) Includes 10,000 shares of common stock issuable upon exercise of options at an exercise price of $2.00 per share which expire in August 2006.

(7) Includes 10,000 shares of common stock issuable upon exercise of options at an exercise price of $2.00 per share which expire in August 2006.

(8) Includes 135,000 shares of common stock issuable upon exercise of options at an exercise price of $2.00 per share which expire in August 2006.

                              CERTAIN TRANSACTIONS

ACQUISITION AGREEMENTS

         TOWN CREEK ACQUISITION

         In March, 1995, Town Creek Industries granted us an exclusive world-wide license to use the Electric Wheel technology for marine applications. In August, 1997, Town Creek further granted us the right to utilize the Electric Wheel technology in all farming and household appliance applications. In 1997, Town Creek was unable to pay the costs of obtaining the translations and filing for protection of the original patent in Europe and we assumed responsibility for the costs of maintaining all patents on the technology. In July, 1999, superceding the prior agreements, Town Creek granted us an exclusive, worldwide license to use the Electric Wheel technology for all applications. In consideration for the license, we agreed to pay royalties to Town Creek $100 to $200 for each marine motor product and up to a maximum of 30% of our net royalties for any particular sale.

         In September 2001, we acquired Town Creek in a reverse triangular merger with TCI Acquisition Corporation, a newly-formed wholly-owned subsidiary, formed for the purpose of acquiring Town Creek. As consideration, we issued 268,700 shares of our common stock to the shareholders of Town Creek. At the time of the acquisition, David E. Tether, our Chairman, President and Chief Executive Officer, one of the original founders of Town Creek, owned approximately 47,000 of shares of Town Creek common stock. As a result of the acquisition, we issued Mr. Tether his pro rata portion of our common stock in the Town Creek acquisition and issued him approximately 47,000 shares of common stock.

         ARROWCORE ACQUISITION

         In September 2002, we issued to Ann Poyas, our Chief Operating Officer and a director, and her husband, Donald Poyas, our Vice President of Procurement, an aggregate of 75,000 shares of common stock for substantially all of the assets of their company, Arrowcore Products, LC. Arrowcore has developed carbon fiber material for, among other uses, marine sails.

         INTELLECTUAL PROPERTY RIGHTS PURCHASE

         On June 19, 2003, we acquired from David E. Tether all of his interest in the intellectual property rights he owns that is necessary or desirable for use in our business as currently engaged or as proposed to be engaged. In return we issued Mr. Tether 1 million shares of common stock.

OPERATING AGREEMENTS

         CYTATION AGREEMENT

         In May 2002, we entered into an agreement with Cytation Corporation, an unaffiliated third-party consultant. Pursuant to this agreement, Cytation agreed, and has subsequently provided, a range of consulting services principally directed at our transition from a private company to a public company. We elected to utilize the services of Cytation rather than engage in a reverse merger, a transaction that we believe presented significant corporate and regulatory risks and which would likely have required a cash payment in excess of $200,000 as well as substantial loss of equity.

         Cytation advised us to engage in a migratory merger into a Delaware corporation and effectuate a one-for-two reverse split, both of which we completed in 2003. In addition, Cytation has assisted us in

      o  restructuring our debt and settling related litigation,

      o  implementing a stock option plan,

      o  recruiting senior personnel,

      o reorganizing the composition of the board of directors and board committees,

      o negotiating our contract with our most important electric propulsion systems supplier,

      o  negotiating reduction of trade payables, and

      o searching for persons to serve on our board of directors once we are public.

         We paid Cytation a $25,000 cash fee when we signed our agreement and have agreed to pay an additional $25,000 when our registration statement is effective. In addition, we issued to Cytation 663,089 restricted shares of our common stock that have been included in this registration statement and granted a common stock purchase warrant. See "Description of Capital Stock - Warrants - Cytation Warrant."

         Within 30 days after this registration statement is filed, it is our understanding that Cytation intends to declare a pro rata dividend to its stockholders of 286,165 shares of our common stock owned by Cytation. We further understand that Cytation has approximately 300 stockholders of record and 600 stockholders whose shares are held in street name. We believe that this distribution will enable us to establish a trading market and meet minimum share distribution requirements for listing on the Over-the-Counter Bulletin Board. After the distribution, which will occur only after our registration statement has been declared effective and which will be administered entirely by our transfer agent, Cytation will own approximately 7% of our common stock.

         After we are public, Cytation's services will consist solely of introductions to our management of potential institutional investors and will not require Cytation to have access to information about us that is not generally available to the public. No officer of director of Cytation has served or will serve as an officer of director our company.

         HOMEWOOD AGREEMENT

         Homewood Products Corp. has been manufacturing our electric motors since 1996. Barry DeGroot, one of our directors and a member of our board's Audit and Compensation Committees, is the president of Homewood. In August 2003, we negotiated an agreement with Homewood which provides for Homewood to continue to manufacture our motors. The agreement provides that we will purchase from Homewood not less than 100 electric motors at our most favorable rate offered by Homewood. The agreement continues through December 2004 which renews automatically every year unless either party terminates the agreement on at least three months notice before the end of the year. As long as we meet our annual commitment of purchases, Homewood will not accept purchase orders for electric motors from anyone else for marine applications and that we will not purchase electric motors from any other manufacturer. We also agreed to provide Homewood the opportunity, on a non-exclusive basis, to develop new products within Homewood's scope of business for marine application opportunities targeted by us. Over the past three years, we have never paid Homewood more than $60,000 in any year.

EQUITY ISSUANCES

         In March 2001, we issued 5,000 shares to each of the members of our board of directors as compensation for their service on our board of directors.

         In November 2001, we issued 12,500 shares of common stock to each of David Tether and Cynthia McMullen-Tether as consideration for unpaid salary in the aggregate amount of $75,000.

         In January 2003, we issued 105,000 shares of common stock to Ann Poyas, our Chief Operating Officer and a director, 80,000 shares to Don Poyas, Ann's husband and our Vice President of Procurement, 50,000 shares of common stock to Michael Poyas, Ann and Don's son who provides us services, as consideration for unpaid compensation and unreimbursed expenses in the aggregate amount of $470,000.

         In June 2003, we issued 12,500 shares of our common stock to Cynthia McMullen Tether. The shares were issued in lieu of accrued salary in the amount of $25,000.

         In August 2003, as partial consideration for their past contributions to our company and to encourage their continued service, we issued to certain of our officers, directors and employees an aggregate of 242,500 stock options under of 2003 Stock Option Plan, as specified in the table below. The options are exercisable at $2.00 per shares and expire in August 2006.

         NAME                                            OPTIONS

         David E. Tether .............................   115,000
         Barry DeGroot ...............................    10,000
         David Lindahl ...............................    10,000
         Charles R. Shannon ..........................    80,000
         Jane Crawford ...............................    27,500
         TOTAL .......................................   242,500

         We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.

                              SELLING STOCKHOLDERS

         CYTATION CORPORATION

         In May 2003, we entered into an agreement with Cytation Corporation. Under the agreement, Cytation agreed to advise and assist us, among other things, in the process of becoming a public c As consideration for these services, we paid Cytation $25,000 and issued 663,089 shares of our common stock and a warrant to purchase 132,618 shares of common stock. The warrant is exercisable at a price per share equal to 125% of the average closing price of our common stock for the first thirty trading days. The warrant is exercisable commencing one year after the effective date of the registration statement of which this prospectus is a part and for four years thereafter.

         BRIDGE NOTE INVESTORS

         In May 2003, we sold $125,000 of our principal amount convertible notes with warrants to six investors. The shares of common stock underlying the notes and warrants are included in this registration statement. The principal amount of notes and accrued interest automatically convert into common stock on the first day after our common stock begins trading. The number of shares issuable upon conversion of the bridge notes is equal to two times the aggregate of the principal and accrued interest divided by the first trade of our common stock on the Bulletin Board or national exchange or other market. For purposes of this formula, however, the first trade price may not be lower than $2.00 nor more than $8.00. The table below assumes that the first trade price will be $2.00 and aggregate accrued interest is $5,000.

         The number of shares subject to the warrants is one-fifth the number of shares issued to the bridge note investors upon conversion of their notes, with a maximum of 25,000 shares and a minimum of 6,250 shares. The exercise price of the warrants is 120% of the opening trade price of the common stock on the Bulletin Board or national securities exchange or other market, with a minimum exercise price of $2.40 per share and a maximum exercise price of $9.60 per share. The warrants are exercisable for two years commencing one year after the effective date of the registration statement of which this prospectus is a part.

         PRIVATE PLACEMENT INVESTORS

         In August 2003, we sold 92,500 shares of our common stock at $2.00 per share in a private placement to ten investors. The shares are included in the registration statement of which this prospectus is a part. Each investor in this August 2003 private placement agreed to a six month lock-up, which will expire on the date six months after the effective date the registration statement of which this prospectus is a part, unless earlier released by us.

         The following table sets forth information as of September 19, 2003 about the selling stockholders and the number of shares of common stock beneficially owned by them, all of which are offered by this prospectus.

                                                                                 SHARES OWNED
 NAME OF SELLING                   SHARES BEING          PERCENT OWNED           UPON COMPLETION       PERCENT OWNED
 SHAREHOLDER                       OFFERED               BEFORE OFFERING         OF OFFERING           AFTER OFFERING
 ------------------------          ------------          ---------------         ---------------       --------------
 Cytation Corporation (1) .........  509,542                   9.3%                     0                   0
 John H. Hofford (2) ..............   43,500                    <1%                     0                   0
 Tammy S. McCutcheon (3) ..........   31,000                    <1%                     0                   0
 Neal Petersen (3) ................   31,000                    <1%                     0                   0
 Park R. Dougherty (3) ............   31,000                    <1%                     0                   0
 John J. Gilece (4) ...............   15,500                    <1%                     0                   0
 C. Stevens Avery, II (5) .........   15,500                    <1%                     0                   0
 Bruce Marshall ...................   12,500                    <1%                     0                   0
 Rex Conn .........................   12,500                    <1%                     0                   0
 Christopher P. Garvey ............   12,500                    <1%                     0                   0
 George & Maureen Collins .........   12,500                    <1%                     0                   0
 J. Daniel Johnson ................    6,250                    <1%                     0                   0
 Charles R. Moore .................    6,250                    <1%                     0                   0
 George W. King ...................    6,250                    <1%                     0                   0
 Linda & Stephen Hayes ............    6,250                    <1%                     0                   0
 Scott Burton .....................    5,000                    <1%                     0                   0


(1) Includes 376,924 shares of common stock and 132,618 shares of common stock issuable upon exercise of the Cytation warrant. Excludes 286,165 shares of common stock expected to be distributed to Cytation's stockholders.

(2) Represents 26,000 shares of common stock issuable conversion of the bridge notes and 5,000 shares of common stock issuable upon exercise of the bridge warrants and 12,500 shares of common stock purchased in the August 2003 private placement.

(3) Represents 26,000 shares of common stock issuable conversion of the bridge notes and 5,000 shares of common stock issuable upon exercise of the bridge warrants.

(4) Represents 13,000 shares of common stock issuable conversion of the bridge notes and 2,500 shares of common stock issuable upon exercise of the bridge warrants.

(5) Mr. Avery served as our Chief Financial Officer from May 2003 through July 2003. Represents 13,000 shares of common stock issuable conversion of the bridge notes and 2,500 shares of common stock issuable upon exercise of the bridge warrants.

                              PLAN OF DISTRIBUTION

         The selling stockholders may sell the common stock being offered by this prospectus from time to time directly to other purchasers, or to or through dealers or agents. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. They may sell their common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sales may be made in transactions (which may involve crosses or block transactions)

      o on any exchange or market on which our common stock may be listed or quoted at the time of sale,

      o  in the over-the-counter market,

      o  in negotiated transactions, or

      o  through the writing of options.

         In connection with sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers, and those broker-dealers may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell short the common stock and deliver the common stock offered by this prospectus to close out such short positions, or lend or pledge such common stock to broker-dealers that in turn may sell such securities.

         The selling stockholders and any brokers, dealers or agents described above may be deemed "underwriters" as that term is defined by the Securities Act.

         The selling stockholders and any other persons participating in a distribution of securities will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, that may limit the timing of purchases and sales of securities by the selling stockholders and others participating in a distribution of securities. In addition, under Regulation M, those engaged in a distribution of securities may not at the same time make a market in the securities or take other actions that may affect the market price of the securities for a specified period of time before the beginning of the distribution, subject to some exceptions or exemptions. All of the restrictions described above may affect the marketability of the securities offered by this prospectus.

         The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of their shares.

         If a dealer is used in the sale of any common stock where this prospectus is delivered, the selling stockholder may sell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

         In connection with the sale of common stock, dealers or agents may receive discounts, concessions, or commissions from the selling stockholders or from purchasers of the common stock for whom they may act as agents. Agents and dealers participating in the distribution of the common stock may be deemed to be underwriters, and any compensation received by them and any profit on the resale of common stock by them may be deemed to be underwriting discounts or commissions under the Securities Act.

         Under the registration rights agreements between us and the selling stockholders, we have agreed to pay costs and expenses associated with the registration of the shares of common stock to be sold by this prospectus. In addition, the selling stockholders may be entitled to indemnification against certain liabilities.

         We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser before or at the time of such sale.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. The following summary of certain provisions of the common stock and the preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

         As of September 19, 2003, there were 5,318,332 shares of common stock outstanding held by 280 stockholders of record, and there were no shares of preferred stock designated, issued or outstanding.

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of legally available funds.

         Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, net assets available after the payment of

      o all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time,

      o all unsecured liabilities, including any then outstanding unsecured debt securities which we may have issued as of such time, and

      o  all liquidation preferences on any then outstanding preferred stock.

         Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED STOCK

         Our board of directors is authorized, without further stockholder approval, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. Our board may fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of preferred stock.

CONVERTIBLE NOTES

         PINETREE NOTE

         In July 2003, we settled a lawsuit brought by Pinetree (Barbados), Inc. against us for breach of a convertible promissory note owing to Pinetree in the original principal amount of approximately $536,000. Our obligation under the settlement was issuing to Pinetree a new secured convertible promissory note in the principal amount of $572,490.22.

         The outstanding principal amount of the note is convertible by Pinetree at $1,4635 per share. Assuming all of the principal amount of the note is converted, Pinetree would receive an aggregate of 391,179 shares of common stock.

         The note requires us to pay $50,000 by December 15, 2003 and the balance due May 31, 2004. Each additional prepayment of $50,000 will, at our election, extend the maturity date for two additional months up to a total of six months' extension, or reduce the principal amount of the note available for conversion in our common stock at 1.5 times the amount of such prepayment up to an aggregate of $225,000 reduction in the conversion principal amount.

         The note is secured by liens on most of our assets. Certain assets related to our intellectual property rights in our method and apparatus for propelling a marine vessel are not immediately subject to Pinetree's liens, but will become part of the collateral securing the note within six months.

         If we default on payment of the note, Pinetree could foreclose on our assets if we

      o fail to make a payment when due under the note or breach any other obligation under the note or security agreement and do not cure within 15 days,

      o  file for bankruptcy,

      o  make a general assignment for the benefit of our creditors, or

      o fail to have dismissed a bankruptcy proceeding or similar proceeding brought against us within 30 days of such proceeding.

         BRIDGE NOTES

         In May 2003, we issued $125,000 principal amount convertible notes to six investors. The notes bear annual interest at 10%. The notes mature on May 16, 2004. The principal amount of notes and accrued interest automatically convert into common stock on the first day after our common stock begins trading. The number of shares issuable upon conversion of the bridge notes is equal to two times the aggregate of the principal and accrued interest divided by the first trade of our common stock on the Bulletin Board or other national exchange or market.

         Because the number of shares into which the bridge notes are convertible depends on the first trade price of our common stock in the future and the amount of accrued interest in the future, we cannot know as of the date of this prospectus how many shares of common stock are issuable upon conversion of the convertible notes. For illustrative purposes, the following table indicates the number of shares of common stock that will be issuable on the maturity date of the convertible notes, with various hypothetical values ascribed to the first trade price of the common stock. These hypothetical first trade prices are not intended as projections, estimates, predictions or indications of the future performance of our common stock, but rather are provided to illustrate the impact of varying pricing levels on the holders of our common stock due to the conversion of the convertible notes.

         The following table sets forth the number of shares of common stock into which the bridge notes are convertible calculated using the conversion amounts of the convertible notes equal to principal plus estimated accrued interest, or a total of $130,000 ($125,000 principal plus $5,000 estimated accrued interest). All figures set forth in the table below are rounded.

    First Trade        Total Number of Shares           Percentage of
     Price(1)          into which Convertible            Outstanding
                       Notes are Convertible           Common Stock(2)
 ----------------- ------------------------------  ------------------------
       $2.00                   130,000                      2.4%
 ----------------- ------------------------------  ------------------------
       $3.00                    86,667                      1.6%
 ----------------- ------------------------------  ------------------------
       $4.00                    65,000                      1.2%
 ----------------- ------------------------------  ------------------------
       $5.00                    52,000                       <1%
 ----------------- ------------------------------  ------------------------
       $6.00                    43,334                       <1%
 ----------------- ------------------------------  ------------------------
       $7.00                    37,143                       <1%
 ----------------- ------------------------------  ------------------------
       $8.00                    32,500                       <1%
 ----------------- ------------------------------  ------------------------

(1) If the first trade price is less than $2.00, then the conversion price will be $2.00. If the first trade price exceeds $8.00, then the conversion price will be $8.00.

(2) After conversion of all convertible notes and assuming no other shares of common stock are issued.

WARRANTS

         CYTATION WARRANT

         In June, as part of the consideration we paid to Cytation, we issued a warrant to purchase 132,618 shares of common stock. The warrant is exercisable at a price per share equal to 125% of the average closing price of our common stock for the first thirty trading days of our common stock. The warrant is exercisable commencing one year after the effective date of the registration statement of which this prospectus is a part and for four years thereafter. The warrant contains cashless exercise provisions which allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash.

         BRIDGE WARRANTS

         As part of the bridge notes issued in May and June 2003, we issued warrants to the bridge investors to purchase shares of our common stock. The number of shares subject to the warrants is one- fifth the number of shares issued to the bridge note investors upon conversion of the principal amount of their bridge notes, with a maximum of 25,000 shares and a minimum of 6,250 shares. The exercise price of the warrants is 120% of the opening trade price of the common stock on the Bulletin Board or national securities exchange or other market, with a minimum exercise price of $2.40 per share and a maximum exercise price of $9.60 per share. The warrants are exercisable for two years commencing one year after the effective date of the registration statement of which this prospectus is a part.

REGISTRATION RIGHTS

         Cytation Corporation, the bridge investors and the common stock private placement investors have the right to cause us to register the shares, including the common stock underlying their convertible notes and the warrants, under the Securities Act. Registration of shares of common stock under the Securities Act would result in the holders being able to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We have included these shares in the registration statement of which this prospectus is a part. We will pay all registration expenses, other than commissions and underwriting discounts, related to any registration.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS AND DELAWARE ANTI-TAKEOVER LAW

         CERTIFICATE OF INCORPORATION AND BYLAWS

         Certain provisions of our certificate of incorporation and bylaws could make more difficult the acquisition of our company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweighs the disadvantages of discouraging such proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of such proposals could result in an improvement of their terms.

         ISSUANCE OF PREFERRED STOCK. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control of us or make removal of management more difficult.

         CLASSIFIED BOARD OF DIRECTORS. Our certificate of incorporation provides for the division of our board of directors into three classes, as nearly as equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by our stockholders. Directors serve until their successors are elected and qualified or until their death, resignation or removal from office. Because this system of electing directors generally makes it more difficult for stockholders to replace a majority of the board of directors, it may discourage a third party from making a tender offer or otherwise attempting to gain control of us and may maintain the incumbency of the board of directors.

         NO CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS. Our stockholders are not permitted to cumulate their votes in the election of directors. As a result, stockholders owning a majority of our common stock may elect all of the directors.

         SPECIAL MEETINGS OF OUR STOCKHOLDERS MAY BE CALLED ONLY BY THE BOARD OF DIRECTORS. Our bylaws only permit the board to call a special meeting of stockholders. Stockholders do not have the right to call a special meting of stockholders.

         These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company. These provisions, however, could discourage potential acquisition proposals and could complicate, delay or prevent a change in control of our company. They may also have the effect of preventing changes in our management. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of these proposals could result in an improvement of their terms.

         THE DELAWARE GENERAL CORPORATION LAW

         We are not subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless

      o prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

      o upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

      o on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

         Section 203 defines a business combination to include

      o any merger or consolidation involving the corporation and the interested stockholder,

      o any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder,

      o subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder,

      o any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder, or

      o the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT

         Computershare Trust Company, Inc. is the transfer agent for our common stock.

                                     EXPERTS

         Radin, Glass & Co., LLP, independent certified public accountants, audited our financial statements as of December 31, 2002 and for the years ended December 31, 2002 and December 31 2001.

In including those financial statements in this prospectus, we have relied on Radin, Glass & Co., LLP's authority as an expert in accounting and auditing.

                                  LEGAL MATTERS

         Tarter Krinsky & Drogin LLP is counsel to us and will pass on the validity of the issuance of the shares to be sold by this prospectus.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices.

         We have outstanding 5,318,332 shares of our common stock. Of these shares, the 469,424 shares being sold by the selling stockholders, plus 286,165 shares being distributed by Cytation to its stockholders, plus 287,618 shares of common stock issuable upon conversion of the bridge notes and exercise of the bridge warrants and Cytation warrant, all of which are being offered by this prospectus, will be freely tradable without restriction under the Securities Act, unless purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act (generally, our officers, directors and 10% stockholders). Shares purchased by affiliates may generally only be sold pursuant to an effective registration statement under the Securities Act or in compliance with limitations of Rule 144 as described below.

         The remaining 4,275,125 shares outstanding are "restricted securities" within the meaning of Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144, 144(k) or 701 promulgated under the Securities Act, which are summarized below.

         Approximately ___% of these shares are subject to lock-up agreements pursuant to which the stockholder has agreed not to offer, sell, contract to sell or grant any option to purchase or otherwise dispose of our common stock or any securities exercisable for or convertible into our common stock owned by them for a period of one year after the effective date of the registration statement of which this prospectus is a part without our prior written consent. As a result of these contractual restrictions, notwithstanding possible earlier eligibility for sale under the provisions of Rules 144, 144(k) and 701, shares subject to lock-up agreements may not be sold until such agreements expire or are waived by us. We have no present intention of shortening the lock-up period or waiving the lock-up agreements.

         Without taking into account the lock-up agreements, the following shares would be eligible for sale in the public market at the following times

      o approximately 2,419,757 shares of common stock will be immediately available for sale in the public market,

      o an additional 740,901 shares will become eligible for sale pursuant to Rule 144 subject to volume restrictions as described below, and

      o an additional 1,402,085 shares will become eligible for sale in the public market pursuant to Rule 144 at various dates in the future.

         Taking into account the lock-up agreements, and assuming we do not release stockholders from these agreements, the following shares will be eligible for sale in the public market at the following times

      o approximately ________ shares of common stock will be immediately available for sale in the public market, including approximately ________ shares of common stock held by persons not subject to lock-up agreements,

      o an additional ________ shares will become eligible for sale pursuant to Rule 144 subject to volume restrictions as described below, and

      o an additional ________ shares will become eligible for sale in the public market pursuant to Rule 144 at various dates in the future.

         Immediately after the completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act to register all of the shares of common stock issued or reserved for future issuance under our 2003 Stock Option Plan. Based upon the number of shares subject to outstanding options as of June 30, 2003 and currently reserved for issuance under our stock option plan, this registration statement would cover 750,000 shares. Shares registered under the registration statement will generally be available for sale in the open market immediately after the one year lock-up agreements expire or earlier in our sole discretion.

RULE 144

         In general, under Rule 144 as currently in effect, and beginning after the expiration of the lock- up agreements, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of: one percent of the number of shares of common stock then outstanding (which is approximately 54,000 shares) or the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

RULE 701

         Beginning 90 days after the effective date of the registration statement to which this prospectus is a part, any officer, director, employee or consultant who acquired shares of common stock pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 provides that non-affiliates may sell such shares in reliance on Rule 144 without having to comply with the holding period, public information, volume limitation or notice provisions of Rule 144. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

         We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options) in the public market could adversely affect market prices prevailing form time to time and could impair our ability to raise capital through the sale of our equity securities.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission covering sale of the shares being offered by this prospectus. The registration statement and the exhibits and schedules to the registration statement include additional information not contained in this prospectus. Statements in this prospectus about the contents of any contract or other document referred to are not necessarily complete and in each instance the appropriate exhibit containing the contract or document should be consulted for complete information. The registration statement, exhibits and schedules also contain further information about us and the shares being offered.

         We currently do not file reports with the SEC. After the registration statement of which this prospectus is a part is declared effective by the SEC, we will be obligated to file reports with the SEC, including Forms 10-KSB, 10-QSB and 8-K, and proxy statements, as well as provide our stockholders with annual reports in connection with our annual stockholders' meetings. Anyone may inspect the registration statement, and such additional materials that we file with the SEC in the future, without charge, at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800- SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains information about companies that file electronically with the SEC.

                         INDEX TO FINANCIAL STATEMENTS


SOLOMON TECHNOLOGIES, INC.


Independent Auditors' Report.................................................F-2

Balance Sheet................................................................F-3

Statements of Operations.....................................................F-4

Statement of Stockholders' Deficiency........................................F-5

Statements of Cash Flows.....................................................F-6

Notes to Financial Statements.........................................F-7 - F-23

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Solomon Technologies, Inc.


We have audited the accompanying balance sheet of Solomon Technologies, Inc. as of December 31, 2002, and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Solomon Technologies, Inc., as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has an accumulated deficit of $5,506,171 as of December 31, 2002 and had net losses and cash used in operations of $802,139 and $206,039 respectively, for the year ended December 31, 2002. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       /s/Radin Glass & Co., LLP
                                       Certified Public Accountants

New York, New York
September 11, 2003

                                      SOLOMON TECHNOLOGIES, INC.
                                            BALANCE SHEETS

                                                                            December 31,    June 30,
                                                                               2002           2003
                                                                            -----------   -----------
                                                                                          (unaudited)
ASSETS
Current Assets:
   Cash ..................................................................  $    64,160   $    37,636
   Accounts Receivable, net of allowance of $10,000 ......................        5,462        34,709
   Inventory .............................................................       37,300        18,882
   Other Current Assets ..................................................        4,958         5,879
                                                                            -----------   -----------
       Total Current Assets ..............................................      111,880        97,106

PROPERTY AND EQUIPMENT, net ..............................................       24,071        41,163

INTANGIBLE ASSETS, net ...................................................      759,259       699,054

DEPOSITS .................................................................       26,833        21,298
                                                                            -----------   -----------

                                                                            $   922,043   $   858,621
                                                                            ===========   ===========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liablities:
   Current Portion of Notes and Loans Payable ............................  $   571,617   $   699,485
   Accounts Payable and Accrued Expenses .................................      459,837       494,133
   Accrued Payroll and Payroll Taxes .....................................      567,073       285,322
   Customer Deposits .....................................................       51,486        61,038
   Advances from Related Party ...........................................       71,313             -
                                                                            -----------   -----------
       Total Current Liabilities .........................................    1,721,326     1,539,978
                                                                            -----------   -----------

Notes and Loans Payable ..................................................            -         1,991

Stockholders' Deficiency:
   Preferred stock; $.001 par value, 5,000,000 shares authorized
       no shares issued and outstanding; respectively ....................            -             -
   Common stock; $.001 par value, 25,000,000 shares authorized
       3,175,658 and 5,225,832 shares issued and outstanding; respectively        3,176         5,226
   Additional Paid-in Capital ............................................    4,703,712     6,801,218
   Accumulated Deficit ...................................................   (5,506,171)   (7,489,792)
                                                                            -----------   -----------
       Total Stockholders' Deficiency ....................................     (799,283)     (683,348)
                                                                            -----------   -----------

                                                                            $   922,043   $   858,621
                                                                            ===========   ===========

                                  See Notes to Financial Statements.
                                                 F-3

                                      SOLOMON TECHNOLOGIES, INC.
                                       STATEMENTS OF OPERATIONS

                                               Years Ended December 31,      Six Months Ended June 30,
                                              --------------------------    --------------------------
                                                 2002            2001          2003           2002
                                              -----------    -----------    -----------    -----------
                                                                            (Unaudited)    (Unaudited)
NET SALES .................................   $   150,918    $   157,353    $   183,371    $     6,453

COST OF GOODS SOLD ........................       103,851        136,739        150,629          5,748
                                              -----------    -----------    -----------    -----------

                                                   47,067         20,614         32,742            705
                                              -----------    -----------    -----------    -----------

OPERATING EXPENSES:
   Salaries and benefits ..................       371,602        465,483         49,530        110,476
   Noncash compensation ...................        37,500        390,750      1,424,386              -
   Professional fees ......................         4,250         28,535        106,785            250
   Advertising ............................        23,864         15,254         14,906         10,293
   Travel and entertainment ...............        33,516         61,973         23,188         14,713
   Rent ...................................        44,700         31,950         26,400         12,600
   Other general and administrative .......       281,082        243,856        337,847         66,499
                                              -----------    -----------    -----------    -----------
                                                  796,514      1,237,801      1,983,042        214,831
                                              -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS ......................      (749,447)    (1,217,187)    (1,950,300)      (214,126)

OTHER INCOME (EXPENSE)
   Interest Income ........................           151              4              -            151
   Interest Expense .......................       (52,843)      (247,563)       (33,321)       (25,496)
                                              -----------    -----------    -----------    -----------
                                                  (52,692)      (247,559)       (33,321)       (25,345)
                                              -----------    -----------    -----------    -----------

NET LOSS ..................................   $  (802,139)   $(1,464,746)   $(1,983,621)   $  (239,471)
                                              ===========    ===========    ===========    ===========

NET LOSS PER COMMON SHARE-BASIC AND DILUTED   $     (0.26)   $     (0.55)   $     (0.57)   $     (0.08)
                                              ===========    ===========    ===========    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
   -BASIC AND DILUTED .....................     3,074,654      2,679,878      3,474,941      3,032,536
                                              ===========    ===========    ===========    ===========

                                  See Notes to Financial Statements.
                                                 F-4

                                            SOLOMON TECHNOLOGIES, INC.
                                       STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                         Common Stock
                                                       ($.001 par value)  Additional                    Total
                                                       -----------------    Paid-In     Accumulated  Stockholders'
                                                        Shares    Amount    Capital       Defict      Deficiency
                                                       ---------  ------  -----------   -----------   -----------
Balance, December 31, 2000 ..........................  2,532,990  $2,533  $ 3,042,440   $(3,239,286)  $  (194,313)

   Sale of common stock .............................     67,168      67      140,099             -       140,166

   Issuance of common stock for debt ................     19,217      19       55,081             -        55,100

   Issuance of common stock for services ............    130,250     130      390,620             -       390,750

   Beneficial conversion feature on notes payable ...          -       -      205,000             -       205,000

   Shares issued for acquisition of TCI .............    268,700     269      537,131             -       537,400

   Net loss .........................................          -       -            -    (1,464,746)   (1,464,746)
                                                       ---------  ------  -----------   -----------   -----------

Balance, December 31, 2001 ..........................  3,018,325   3,018    4,370,371    (4,704,032)     (330,643)

   Sale of common stock .............................     69,833      70      145,929             -       145,999

   Issuance of common stock for services ............     12,500      13       37,487             -        37,500

   Common stock issued for asset acquisition ........     75,000      75      149,925             -       150,000

   Net loss .........................................          -       -            -      (802,139)     (802,139)
                                                       ---------  ------  -----------   -----------   -----------

Balance, December 31, 2002 ..........................  3,175,658   3,176    4,703,712    (5,506,171)     (799,283)

   Sale of common stock .............................     64,585      65      105,105             -       105,170

   Issuance of common stock and warrants for services    700,589     700    1,423,686             -     1,424,386

   Common stock issued for debt .....................    285,000     285      569,715             -       570,000

   Common stock issued for patent rights ............  1,000,000   1,000       (1,000)            -             -

   Net loss .........................................          -       -            -    (1,983,621)   (1,983,621)
                                                       ---------  ------  -----------   -----------   -----------

Balance, June 30, 2003 (unaudited) ..................  5,225,832  $5,226  $ 6,801,218   $(7,489,792)  $  (683,348)
                                                       =========  ======  ===========   ===========   ===========

                                        See Notes to Financial Statements.
                                                        F-5

                                            SOLOMON TECHNOLOGIES, INC.
                                             STATEMENTS OF CASH FLOWS

                                                                   For the Years Ended    For the Six Months Ended
                                                                 -----------------------   -----------------------
                                                                 December     December        June         June
                                                                 31, 2002     31, 2001      30, 2003      30, 2002
                                                                 ---------   -----------   -----------   ---------
                                                                                           (Unaudited)  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss ...................................................  $(802,139)  $(1,464,746)  $(1,983,621)  $(239,471)
   Adjustments to reconcile net loss to net cash
    used in operations:
     Common stock issued for services .........................     37,500       390,750     1,424,386           -
     Amortization and depreciation ............................    112,509        52,475        72,585      18,000
     Beneficial interest on convertible notes payable .........          -       205,000             -           -
     Bad debts ................................................     16,672         3,987         2,738           -

   Changes in assets (increase) decrease:
    Accounts receivable .......................................     (7,427)      (17,429)      (31,985)     14,707
    Inventory .................................................      5,000        17,511        18,418       4,563
    Other current assets ......................................     (4,958)            -          (921)          -
    Deposits ..................................................      3,187         6,000         5,535           -

   Changes in liabilities increase (decrease):
    Accounts payable and accrued expenses .....................     37,779        79,944        94,296     (46,583)
    Accrued payroll taxes .....................................    344,352       182,112       128,249      99,312
    Customer deposits .........................................     51,486             -         9,552      43,612
                                                                 ---------   -----------   -----------   ---------

    NET CASH FLOWS USED IN OPERATING ACTIVITIES ...............   (206,039)     (544,396)     (260,768)   (105,860)
                                                                 ---------   -----------   -----------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures .......................................     (2,216)            -       (23,021)          -
   Expenditures for intangible assets .........................     (1,866)      (11,124)       (6,451)          -
                                                                 ---------   -----------   -----------   ---------

    NET CASH FLOWS USED IN INVESTING ACTIVITIES ...............     (4,082)      (11,124)      (29,472)          -
                                                                 ---------   -----------   -----------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes and loans payable ......................     75,000       450,000       138,257      75,000
   Repayments of notes and loans payable ......................    (18,133)      (43,889)       (8,398)    (12,092)
   Proceeds from advances from affiliates .....................     71,313             -        28,687      35,000
   Proceeds from the sale of common stock and warrants ........    145,999       140,166       105,170      35,000
                                                                 ---------   -----------   -----------   ---------

    NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES ...........    274,179       546,277       263,716     132,908
                                                                 ---------   -----------   -----------   ---------

NET INCREASE (DECREASE) IN CASH ...............................     64,058        (9,243)      (26,524)     27,048

CASH - beginning of period ....................................        102         9,345        64,160         102
                                                                 ---------   -----------   -----------   ---------

CASH - end of period ..........................................  $  64,160   $       102   $    37,636   $  27,150
                                                                 =========   ===========   ===========   =========

Supplemental Disclosure of Cash Flow Information:

Cash paid during period for:
   Interest ...................................................  $   7,743   $    11,617   $     9,534   $   2,946
                                                                 =========   ===========   ===========   =========
   Income Taxes ...............................................  $       -   $         -   $         -   $       -
                                                                 =========   ===========   ===========   =========

Noncash investing and financing activities:
   Issuance of common stock for intangible assets .............  $ 150,000   $   537,400   $         -   $       -
                                                                 =========   ===========   ===========   =========
   Conversion of note payable and loans payable to common stock  $       -   $    55,100   $         -   $       -
                                                                 =========   ===========   ===========   =========
   Conversion of accrued payroll and expenses into common stock  $       -   $         -   $   470,000   $       -
                                                                 =========   ===========   ===========   =========
   Conversion of related party advances into common stock .....  $       -   $         -   $   100,000   $       -
                                                                 =========   ===========   ===========   =========

                                        See Notes to Financial Statements.
                                                        F-6

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


1.       ORGANIZATION

Solomon Technologies, Inc. ("STI" or the "Company") commenced operations on August 22, 1995 and was incorporated in the State of Maryland. STI develops and markets electric propulsion systems for marine applications. Management believes that the Company's systems will have additional applications in the transportation, industrial and commercial sectors.

In July 2003, the Company reincorporated in Delaware through a migrating merger. In connection with this merger, the Company issued one share of common stock of the Delaware corporation for each two shares of common stock of the Maryland corporation, thereby effecting the equivalent of a 1-for-2 reverse stock split. All shares and amount presented in this report give retroactive affect to this reverse stock split.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements - The accompanying balance sheet as of June 30, 2003, the statements of operations and of cash flows for the six-month periods ended June 30, 2003 and 2002, and the statement of stockholders' deficiency for the six months ended June 30, 2003, are unaudited. In the opinion of management, such information is not misleading and includes all adjustments consisting of normal recurring adjustments necessary for a fair presentation of this interim information when read in conjunction with the audited financial statements and notes hereto. Results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

Cash and Cash Equivalents - For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

Revenue Recognition - The Company recognizes revenue when product has been shipped from its facility or drop shipped from its manufacturing location.

Revenues from installation or service sales are recognized when the services have been completed.

Inventory - Inventory is stated at lower of cost or market on the first-in, first-out method of inventory valuation. At June 30, 2003 and December 31, 2002, substantially all inventory on-hand was finished goods consisting of motors and generators. Smaller parts and supplies are charged to expense when purchased.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment - Property, plant and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed on the straight-line method over the assets' estimated lives ranging from three to seven years. Leasehold improvements are amortized over the lesser of the lease term or the assets' useful lives.

Advertising - Advertising costs are expensed as incurred. For the years ended December 31, 2002 and 2001, advertising expense was $23,864 and $15,254, respectively, and for the six months ended June 30, 2003 and 2002, advertising expense was $14,906 and $10,293, respectively.

Use of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes - Deferred income taxes are determined on the liability method in accordance with the Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes.

Earnings (Loss) Per Share - The Company has adopted SFAS, No. 128, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the per share amount that would have resulted if dilutive common stock had been converted to common stock, as prescribed by SFAS No. 128.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable, accrued expenses and note payable approximate fair value based on the short-term maturity of these instruments.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation - Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148 (See New Accounting Pronouncements), which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Product Development - Product development costs are charged to expense as incurred. Such costs were minimal during the years ended December 31, 2002 and 2001 and for the six months ended June 30, 2003.

Intangible Assets - Patents and trademarks are stated at cost. The recoverability of the costs of patents and trademarks is re-evaluated each year based upon management's expectations relating to the life of the technology and current competitive market conditions. As of December 31, 2002 and 2001, the Company has recorded $99,197 and $38,898 in amortization expense, respectively, related to its patents and trademarks. The Company is amortizing these intangible assets over their expected lives.

Impairment of long-lived assets - The Company evaluates the recoverability and carrying value of its long-lived assets at each balance sheet date, based on guidance issued in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Among other factors considered in such evaluation are the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends. Accordingly, the Company believes that there has been no impairment of its long-lived assets as of December 31, 2002.

Warranties - The Company currently extends a one-year onsite warranty on sales of its marine propulsion products. During the years ended December 31, 2002 and 2001, warranty expenses were minimal. As of December 31, 2002 and June 30, 2003 the Company has not accrued any amount associated with its warranties.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements - In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. The Company does not expect the application of the provisions of SFAS No. 146 to have an impact on its financial position, results of operations or cash flows.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure." This statement amends SFAS No. 123, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure provisions in the accompanying financial statements as discussed in
Note 12.

In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 requires the recognition of a liability for certain guarantee obligations issued or modified after December 31, 2002. FIN No. 45 also clarifies disclosure requirements to be made by a guarantor of certain guarantees. The disclosure provisions of FIN No. 45 are effective for fiscal years ending after December 15, 2002. The Company has adopted the disclosure provisions of FIN No. 45 as of February 28, 2003. The Company does not expect the adoption of FIN No. 45 to have a material impact on its financial position, results of operations or cash flows.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company is currently analyzing the existing guidance and reviewing any developments with regard to the proposed FASB Staff Positions issued on the implementation of FIN No. 46 which are currently subject to public comment. Therefore, the Company cannot determine whether there will be an impact on its financial position, results of operations, or cash flows at this time.

In January 2003, the FASB issued EITF Issue No. 02-16, "Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor." This EITF addresses the accounting by a vendor for consideration (vendor allowances) given to a customer, including a reseller of the vendor's products, and the accounting by a reseller for cash consideration received from a vendor. It is effective for certain arrangements entered into after November 21, 2002, and for all new arrangements, including modifications to existing arrangements, entered into after December 31, 2002. The Company adopted the provisions of the EITF in the fourth quarter of fiscal 2003 and, as the Company's policies were already consistent with those of EITF 02-16, the adoption of this standard did not have a material impact on the Company's financial position, results of operations or cash flows.

In April 2003, the FASB issued SFAS Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial statements.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial statements.

3.       ACQUISITIONS

In September 2001, the Company acquired all of the outstanding stock of Town Creek Industries, Inc. ("TCI") for 268,700 shares of the Company's common stock. TCI was an inactive corporation that owned the patents to which Company had previously licensed the worldwide rights. The only assets the Company acquired were the patents which were valued at $537,400 or $2.00 per share. No pro forma information is provided because the operations of TCI during the audit periods presented were minimal.

In December 2002, the Company acquired all the assets of Arrowcore Products, LC ("Arrowcore") a manufacturer of hi-tech masts for the maritime industry, for 75,000 shares of the Company's common stock. The Company recorded the acquisition of patents and the pending patents of Arrowcore and valued these at $150,000 or $2.00 per share. No pro forma information is provided because the operations of Arrowcore during the audit periods presented were minimal.

The patents acquired from TCI and Arrowcore are recorded and are being amortized over their remaining lives.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


4.       PROPERTY AND EQUIPMENT

As of December 31, 2002 and June 30, 2003, property and equipment consisted of the following:

                                                    December    June 30, 2003
                                    Useful Life     31, 2002     (unaudited)
                                    -----------     --------    -------------
Office furniture and equipment       5-7 Years       $18,155       $ 18,155
Machinery and equipment ......       5-7 Years        14,000         14,000
Computer  equipment ..........       5-7 Years        17,124         17,124
Software .....................       3-5 Years         4,281          4,281
Boats ........................       7 Years           2,200          2,200
Vehicles .....................       5 Years          13,995         37,017
Leasehold improvements .......       10 Years         17,893         17,893
                                                     -------       --------
                                                      87,648        110,670
Less: Accumulated depreciation                        63,577         69,507
                                                     -------       --------
                                                     $24,071       $ 41,163
                                                     =======       ========

Depreciation expense was $13,312 and $13,577 for the years ended December 31, 2002 and 2001, respectively.

5.       INTANGIBLE ASSETS

The Company owns multiple patents relating to the use of its marine propulsion technologies. As of December 31, 2002 and June 30, 2003, intangible assets consisted of the following:

                                     Remaining      December    June 30, 2003
                                    Useful Life     31, 2002     (unaudited)
                                    -----------     --------    -------------
Marine propulsion patents ....       8-20 Years     $697,578       $704,029
Mast technology rights .......       3 Years         150,000        150,000
Trademarks ...................       25 Years        107,868        107,868
                                                     -------       --------
                                                     955,446        961,897
                                                     196,187        262,843
                                                     -------       --------
                                                    $759,259       $699,054
                                                     =======       ========

Amortization expense was $99,197 and $38,898 for the years ended December 31, 2002 and 2001, respectively.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


7.       CUSTOMER DEPOSITS

As of December 31, 2002, the Company had approximately $100,000 in unfulfilled sales orders for which it had received deposits of $51,486. At June 30, 2003, the Company had customer deposits of $61,038.

8.       ACCRUED PAYROLL AND PAYROLL TAXES

As of December 31, 2002, the Company had accrued payroll due to four of its employees in the amount of approximately $282,000. Additionally, as of December 31, 2002, the Company had accrued and unpaid payroll taxes in the amount of $189,115 and accrued interest and penalties of $96,000 with respect to such taxes. As of June 30, 2003, accrued amounts owed to employees were settled through the issuance of shares of the Company's common stock (see Note 12).

During both 2002 and 2001, the Company had a number of employees who worked at low or minimal salaries. Generally these employees were shareholders. Management anticipates that as the operations of the Company expand, it will be required to pay competitive salaries, increasing operating costs.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


9.       NOTES AND LOANS PAYABLE

Notes and loans payable are summarized as follows:

                                                 December 31,   June 30, 2003
                                                     2002        (Unaudited)
                                                 ------------   -------------
Short-term non-interest bearing loan from
an individual payable upon demand ..........      $   5,000       $   5,000

Convertible note payable to an institutional
lender bearing interest at 11% per annum
secured by the assets of the Company; this
note is in default (1) .....................        410,000         410,000

Non-interest bearing convertible note
payable with an individual; this note is
currently in default (2) ...................         49,985          49,985

Short-term demand loan bearing interest at
10% per annum ..............................          8,000           8,000

Non-interest bearing short-term loan from
an individual payable upon demand ..........         20,804          20,804

Promissory note bearing interest at 5.75%
due on May 23, 2003; note is in default and
is guaranteed by certain assets of an
officer of the Company .....................         74,000          68,000

Nonnegotiable 10% convertible promissory
notes with individuals (3) .................              -         125,000

Note payable bearing interest at 14.9% due
in monthly installments of $268 secured by
a vehicle ..................................              -          12,576

Note payable bearing interest at 2.9% due
in monthly installments of $298 secured by
a vehicle ..................................          2,824           2,111

Note payable bearing interest at 15.0%, due
in monthly installments of $330 secured by
office equipment ...........................          1,004               -
                                                  ---------       ---------
                                                    571,617         701,476
Less: current portion of long-term debt ....       (571,617)       (699,485)
                                                  ---------       ---------
Long-term notes and loans payable ..........      $       -       $   1,991
                                                  =========       =========

(1) - This convertible note is convertible into shares of the Company's common stock at $1.50 per share (adjusted for a 1-for2 reverse stock split), this conversion resulted in a beneficial conversion feature and the Company recorded additional interest expense of $205,000 during the year ended December 31, 2001. This note was renegotiated in September 2003 (see Note 16).

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


9.       NOTES AND LOANS PAYABLE (continued)

(2) - This note converts into shares of the Company's common stock at $3.00 per share (adjusted for a 1-for-2 reverse stock split). Because the conversion rate approximates fair market value on the date of the note, no beneficial conversion features existed.

(3) - These notes are due and payable one year from the date of the note. However, the notes are automatically converted into shares of the Company's common stock on the day the stock first trades on the Over-the-Counter Bulletin Board or other exchange. The number of shares to be issued upon conversion is equal to twice the principal and accrued interest of the notes using a per share price equal to the opening trade price of the common stock. The conversion price currently approximates a contemporaneous sales price so no beneficial conversion feature is present.

Interest on all debt amounted to $52,843 and $247,563 for the years ended December 31, 2002 and 2001, respectively, and was $33,321 and $25,496 for the six months ended June 30, 2003 and 2002, respectively.

10.      RELATED PARTY TRANSACTIONS

As of December 31, 2002, the Company had received non-interest bearing short term advances from an officer of the Company in the amount of $71,313. Such amount, including additional subsequent advances of approximately $29,000, was converted into shares of the Company's common stock on June 23, 2003 (see Note
9).

In June 2003, the Company acquired multiple rights to technology that the Company believes is patentable from its president for 1,000,000 shares of its restricted common stock. The historic cost of this technology (which included unfiled patent applications) was minimal and has not been reflected on the Company's financial statements.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


11.      INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                     December 31,
                                          ---------------------------------
                                             2002                  2001
                                          -----------           -----------
Deferred tax assets:
Net operating loss carryforwards          $ 1,872,098           $ 1,599,371
Less valuation allowance .......           (1,872,098)           (1,599,371)
                                          -----------           -----------
Net deferred tax assets ........          $         -           $         -
                                          ===========           ===========

The net change in the valuation allowance during the year ended December 31, 2002 was an increase of $272,727.

The reconciliation of the income tax computed at the U.S. federal statutory rate to income tax expense for the period ended December 31, 2002 and 2001:

                                                        December 31,
                                                 -------------------------
                                                   2002             2001
                                                 ---------       ---------

Tax benefit at federal statutory rate (34%)      $ 272,727       $ 498,014
State income tax benefit (4%) .............         32,086          58,590
Valuation allowance .......................       (304,813)       (556,604)
                                                 ---------       ---------
Net income tax benefit ....................      $       -       $       -
                                                 =========       =========

FASB No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a full valuation allowance at December 31, 2002 and 2001 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. At December 31, 2002 the Company has available net operating loss carryforwards of approximately $5,506,000, which expire in the year 2023.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


12.      STOCKHOLDERS' DEFICIENCY

During the year ended December 31, 2001, the Company sold 67,168 shares of its common stock for proceeds of $140,166 at prices from $2.00 to $3.00 per share.

During 2001, the Company converted debt of $55,100 into 19,217 shares of the Company's common stock at an average conversion price of $2.87 per share which approximated fair market value on the date of conversion.

During the year ended December 31, 2001 the Company issued 130,250 shares of its common stock to members of its Board of Directors and to employees for services rendered. The Company valued these shares at $3.00 per share and recorded noncash compensation expense of $390,750.

In 2001 the Company recorded a beneficial conversion feature on convertible notes payable of $205,000 (See Note 9).

In September 2001, the Company issued 268,700 shares of its restricted common stock for the acquisition of TCI (see Note 3).

During the year ended December 31, 2002, the Company sold 69,833 shares of its common stock for proceeds of $145,999 at prices from $2.00 to $3.00 per share.

During the year ended December 31, 2002, the Company issued 12,500 shares of its common stock to an employee for services rendered. The Company valued these shares at $3.00 per share and recorded noncash compensation expense of $37,500.

In December 2002, the Company issued 75,000 shares of its restricted common stock for an asset acquisition valued at $2.00 per share or $150,000 (see Note
3).

During the six months ended June 30, 2003, the Company sold 64,585 shares of its common stock for proceeds of $105,170 at prices from $2.00 to $3.00 per share.

During the six months ended June 30, 2003, the Company issued 285,000 shares of its common stock to three consultants for accrued payroll and for unreimbursed business expenses. These shares were valued at $2.00 per share or $570,000.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


12.      STOCKHOLDERS' DEFICIENCY (continued)

On June 23, 2003, the Company issued 37,500 shares of its common stock to an employee and a consultant for services rendered. The Company recorded noncash compensation expense of $75,000 related to this issuance.

On June 23, 2003, the Company issued 663,089 shares of its common stock to a financial consultant for services rendered. The Company valued these shares at $2.00 per share and recorded noncash compensation expense of $1,326,178. Additionally, this consultant was granted a warrant to purchase132,618 shares of the Company's common stock at at a price equal to 125% of the average closing price of the Company's common stock during the first thirty (30) trading days. The warrant is exercisable for five years commencing one year after the date of the grant. The Company recorded additional noncash compensation of $23,208 or $0.18 per share relating to these warrants. The warrants were valued using the Black-Scholes option pricing model.

On June 23, 2003, the Company issued 1,000,000 shares of its common stock to its president for the acquisition of certain rights to technology (see Note 10).

Stock option and warrant activity for the years ended December 31, 2002 and 2001 and for the six months ended June 30, 2003 is summarized as follows:


                                          Number of      Weighted average
                                            shares       exercise price
                                          ---------      ----------------

      Outstanding at December 31, 2000       19,582           $ 4.50
          Granted ....................            -              -
          Exercised ..................            -              -
          Expired ....................      (19,582)            4.50
                                           --------           ------

      Outstanding at December 31, 2001            -              -
          Granted ....................            -              -
          Exercised ..................            -              -
          Expired ....................            -              -
                                           --------           ------

      Outstanding at December 31, 2002            -              -
          Granted ....................      395,118             2.17
          Exercised ..................            -              -
          Expired ....................            -              -
                                           --------           ------

      Outstanding at June 30, 2003 ...      395,118            $2.17
                                           ========           ======

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


12.      STOCKHOLDERS' DEFICIENCY (continued)

The following table summarizes the Company's stock options outstanding at June 30, 2003:

                       Options outstanding         Options exercisable
                  ------------------------------   -------------------
                            Weighted    Weighted              Weighted
                             average     average               average
    Range of                remaining   exercise              exercise
 exercise price   Number      life       price     Number       price
 --------------   -------   ---------   --------   -------    --------

    $ 2.00        262,500     3.00       $ 2.00    262,500     $ 2.00
      2.50        132,618     5.00         2.50          -       n/a
                  -------                          -------

                  395,118                          262,500
                  =======                          =======

During 2003, the Company issued 227,500 shares to certain employees as compensation for services. As a result of the explanation of the income tax effects to the recipient of the issuances of the shares, the Company and the employees agreed that the issuances of theses shares was in error and agreed that they should be cancelled. At the time of the cancellation, stock options included in the above table were issued to such employees. As indicated in the significant accounting policies the Company follows APB 25; accordingly, no compensation has been recorded for such options.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


12.      STOCKHOLDERS' DEFICIENCY (continued)

The following disclosure is for interim awards of stock based compensation for the six months ended June 30, 2003 and 2002:

                                          Six Months Ended June 30,
                                            2003             2002
                                        -----------      -----------
Net loss, as reported .............     $(1,983,621)     $  (239,471)

Deduct: Total stock-based employee
compensation expense determined
under fair value based method for
all awards, net of tax effects ....         (62,843)               -
                                        -----------      -----------
Pro forma net loss ................     $(2,046,464)     $  (239,471)
                                        ===========      ===========
Loss per share:
    Basic and diluted - as reported     $     (0.57)     $     (0.08)
                                        ===========      ===========
    Basic and diluted - pro forma .     $     (0.59)     $     (0.08)
                                        ===========      ===========

The Company has valued interim stock based compensations awards utilizing the Black-Scholes options pricing model using the following assumptions: risk free interest rate of 4.25%, volatility of 0%, an estimated life of three years, and dividend yield of 0%.

13.      COMMITMENTS

Operating Leases - On August 1, 2002, the Company entered into a five year lease for office space. The lease commenced on August 1, 2002, and monthly rental payments are approximately $3,000. The monthly rent will increase approximately 3% per annum over the term of the lease.

Additionally, the Company leases a warehouse on a month to month basis with monthly payments of $2,100.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


13.      COMMITMENTS  (continued)

The future minimum lease payments are as follows:

                                2003          $ 36,500
                                2004            37,700
                                2005            38,900
                                2006            40,100
                                2006            41,300
                          Thereafter            23,800
                                              --------
                                              $218,300
                                              ========

Rent expense for the years ended December 31, 2002 and 2001 totaled $44,700 and $31,950, respectively.

14.      GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $5,506,171 as of December 31, 2002 and had net losses and cash used in operations of $802,139 and $206,039, respectively, for the year ended December 31, 2002. For the six months ended June 30, 2003, the Company had a net loss of $1,983,621, an accumulated deficit of $7,489,792 and cash used in operations of $260,768. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management is in the process of implementing its business plan and has begun to generate revenues through the sale of its marine propulsion systems. Additionally, management is actively seeking additional sources of capital, but no assurance can be made that capital will be available on reasonable terms. Management believes the actions it is taking allow the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                           SOLOMON TECHNOLOGIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED DECEMBER 31, 2002 AND 2001 AND FOR THE SIX MONTHS
                    ENDED JUNE 30, 2003 AND 2002 (UNAUDITED)


15.      CONCENTRATION OF RISK

Customers:

The Company's largest customer accounted for approximately 31% of the sales for the year ended December 31, 2002. One customer accounted for 100% of the Company's accounts receivable as of December 31, 2002.

Supplier:

Presently the Company has one manufacturer for a principal component of its marine propulsion systems. If the supplier were unable to continue fulfilling the Company's orders, it would have an materially adverse effect on the Company's financial position.


16.      SUBSEQUENT EVENT

In August 2003, the Company sold 92,500 shares of its restricted common stock for gross proceeds of $185,000, or $2.00 per share.

In September 2003, the Company renegotiated a note payable that had a principal balance outstanding of $410,000 as of June 30, 2003. Such note was replaced with a convertible note in the amount of $572,490 which includes accrued interest through the date of the new note, which is due May 31, 2004. This note requires a mandatory payment of $50,000 on December 15, 2003 with the remaining principal balance due upon the maturity date. The holder of this note has the right at anytime to convert into shares of the Company's common stock at a per share conversion price of approximately $1.46. This note is collateralized by all of the assets of the Company.

Alternative Page Cover Page

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2003

PROSPECTUS

                         286,165 SHARES OF COMMON STOCK


                           SOLOMON TECHNOLOGIES, INC.

                  ____________________________________________


         In this distribution, Cytation Corporation will distribute 286,165 of our common stock that it owns on a pro rata basis to the holders of Cytation common stock. If you are a holder of Cytation common stock, you will receive one share of our common stock for each share of Cytation common stock that you held at the close of business on ________________, 2003, the record date for the distribution.

         We are sending you this prospectus to describe the distribution. We expect the distribution to occur on ________________, 2003. On or shortly after the ________________, 2003 distribution date, holders of record of Cytation common stock on the record date will receive a certificate for their proportionate number of shares of Solomon Technologies common stock.

         No general stockholder vote is required for the distribution to occur. No stockholder action is necessary for you to receive the shares of our common stock to which you are entitled in the distribution. This means that

         o you do not need to pay any consideration to Cytation or us, and

         o you do not need to surrender any shares of Cytation common stock to receive your shares of our common stock.

         Prior to this distribution, there has been no public market for our common stock. We anticipate that our common stock will be listed on the Over-the-Counter Bulletin Board under the symbol "_____.OB."

                           ___________________________


         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                           ___________________________


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           ___________________________


                THE DATE OF THIS PROSPECTUS IS SEPTEMBER __, 2003

                                   Alt Page 1

Alternative Page 1

                                TABLE OF CONTENTS

                                                                            PAGE

Special Note Regarding Forward-Looking Statements...........................  2
Summary.....................................................................  3
Risk Factors................................................................  5
Use of Proceeds............................................................. 18
Dividend Policy............................................................. 19
Capitalization.............................................................. 20
Management's Discussion and Analysis of Financial Condition
 and Results of Operations.................................................. 21
Business.................................................................... 27
Directors and Executive Officers............................................ 44
Executive Compensation...................................................... 46
Principal Stockholders...................................................... 50
Certain Transactions........................................................ 51
The Distribution............................................................ 54
Description of Capital Stock................................................ 58
Experts..................................................................... 62
Legal Matters............................................................... 63
Shares Eligible for Future Sale............................................. 63
Where You Can Find Additional Information................................... 64

         Unless otherwise indicated, all references to "Solomon", "us", "our", "our company" and "we" refer to Solomon Technologies, Inc. and its subsidiary, Town Creek Industries, Inc.

         You should rely only on the information contained in this prospectus. To understand this offering fully, you should read this entire prospectus carefully, including the financial statements and notes. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are distributing shares of common stock only in jurisdictions where distribution is permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any distribution of the common stock.

         Prior to July 2, 2003, we were a Maryland corporation. On July 2, 2003, we reincorporated from Maryland to Delaware by merging into a newly-formed Delaware corporation. As part of the merger, our stockholders received one share of the Delaware corporation's common stock for each two shares of the Maryland common stock owned, effectively resulting in a 1-for-2 reverse split of our common stock. Except where stated otherwise in this prospectus, the information contained in this prospectus is adjusted to reflect this 1-for-2 reverse split.

         We own the rights to the trademarks Electric Wheel(R) and Solomon Technologies(R). Other trademarks appearing in this prospectus are the property of their respective owners.

                                   Alt Page 2

Alternative Pages 2-3
                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS THE KEY INFORMATION CONTAINED IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE SECTION TITLED "RISK FACTORS".

                                  OUR BUSINESS

         We develop and sell fully integrated electric power drive systems that we refer to as our "ST Electric Propulsion Systems" or ST-EPS. Our revenues for the twelve months ended December 31, 2002 and the six months ended June 30, 2003 were approximately $151,000 and $183,000, respectively. We incurred net losses for the twelve months ended December 31, 2002 and the six months ended June 30, 2003 of approximately $724,000 and $1,837,000, respectively.

         OUR TARGET MARKETS. Our principal market for our ST-EPS is the marine industry. We have focused primarily on boat manufacturers, OEMs, for new boat electric drive and boat owners for retrofit of their existing propulsion systems. Our secondary market for our current line of production is within the industrial marine sector with an initial focus on lifeboats, motor launches and small craft military projects.

         OUR TECHNOLOGY. Our ST Electric Propulsion Systems utilize one of two types of motors

      o our ST "Electric Wheel" motor which is based on our patented technology termed the "Electric Wheel" consisting of two shaftless, brushless, direct current electric motors connected by a planetary gear-set driving an output power shaft, all within a single housing, and
      o our ST "Electric Motor" motor which employs only one direct current motor and operating without a planetary gear-set.

         OUR SOLUTION. We believe that the following attributes of our ST Electric Propulsion System offer the marine industry a better solution than traditional combustion engines:

      o TORQUE. Our systems provide constant high torque and low rotations per minute to maximize operating efficiencies and deliver instant propeller response to helm commands.
      o ENVIRONMENTAL ADVANTAGES. Unlike fossil fuel engines, our ST Electric Propulsion Systems have greatly reduced exhaust emissions when used with a generator for diesel electric power and no emissions when used with batteries alone.
      o INCREASE HORSEPOWER OUTPUT FROM THE SAME POWER INPUT. Our Electric Wheel provides the equivalent power of internal combustion engines with four times greater rated horsepower.
      o REGENERATIVE FEEDBACK. Unlike combustion engines and other electric motors available, our Electric Wheel utilizes our regeneration technology to regenerate the motor's batteries.
      o REDUNDANCY. Our systems are redundant and completely self-contained, thereby offering enhanced safety and security on the water. The Electric Wheel can operate with one-half its parts or with the gear set melted together.
      o REDUCED FRICTION AND GEAR WEAR. When our Electric Wheel motor reaches maximum speed the gears comprising the planetary gear lock in place resulting in a 1:1 ratio between the motor and shaft rotation thereby eliminating frictional losses and minimizing gear wear.
      o NO NEED FOR A COOLING SOURCE. As a result of the reduced friction, no external cooling source is required for our ST-EPS, thereby allowing continuous use.

         Our principle executive offices are located at 7375 Benedict Avenue, Benedict, Maryland 20612. Our telephone number is (301) 274-4479.

                                   Alt Page 3

                                THE DISTRIBUTION

The following is a brief summary of the terms of the distribution:


Distributing Company........ Cytation Corporation. After the distribution,
                             Cytation will own 376,924 shares of our common stock.

Distributed Company......... Solomon Technologies, Inc.

Shares of common stock
to be distributed........... 286,165 shares of Solomon Technologies common stock

Distribution Ratio.......... One share of our common stock for each share of
                             Cytation common stock that you hold at the close of business on ____________, 2003.

Record Date................. ____________, 2003 (close of business)

Distribution Date........... ____________, 2003

Proposed OTC Bulletin
Board symbol................ "_____.OB"

Trading Market.............. Prior to this distribution, there was no trading market for our common stock. We can not assure you that a market for our common stock will develop or be sustained.

Delivery of Share
Certificates................ Cytation will distribute Solomon Technologies common stock share certificates to each record holder of Cytation common stock at the close of business on the record date representing the number of whole shares such holder receives in the distribution. If you hold your shares of Cytation common stock through a stockbroker, bank or other nominee, then you are not a record holder of those shares and your broker, bank or nominee will receive the shares in the distribution on your behalf.

Tax Consequences............ Generally, you will be subject to tax at ordinary income rates on the fair market value of our shares that you receive in the distribution.

Use of Proceeds............. There will be no proceeds from the distribution of our common stock.

                                   Alt Page 4

Alternative Page 18

                                 USE OF PROCEEDS

     We will not receive any proceeds from the distribution to the Cytation stockholders of shares of our common stock pursuant to this prospectus.





                                   Alt Page 5

Alternative Pages 54-57

                                THE DISTRIBUTION

THE ISSUANCE TO CYTATION CORPORATION

         In May 2003, we entered into an agreement with Cytation Corporation. Under the agreement, Cytation agreed to advise and assist us, among other things, in the process of becoming a public company. As partial consideration for these services, we issued to Cytation 663,089 shares of our common stock.

DESCRIPTION OF THE DISTRIBUTION OF SOLOMON TECHNOLOGIES COMMON STOCK

         Cytation will effect the distribution on or about , 2003 by distributing on a pro rata basis a portion of the shares of Solomon Technologies common stock that it owns (286,165 shares) to holders of record of Cytation common stock at the close of business on , 2003, the record date for the distribution.

         Based on the total number of shares of Cytation common stock outstanding at the close of business on the record date for the distribution (286,165 shares), each record holder of Cytation common stock will receive one share of our common stock for each share of Cytation common stock held at the close of business on the record date.

DELIVERY OF CERTIFICATES

         We expect the distribution to occur on ____________, 2003. On or shortly after the ____________, 2003 distribution date, holders of record of Cytation common stock on the record date will receive a certificate for their proportionate number of shares of Solomon Technologies common stock.

         No general stockholder vote is required for the distribution to occur. No stockholder action is necessary for you to receive the shares of our common stock to which you are entitled in the distribution. This means that

      o  you do not need to pay any consideration to Cytation or us, and

      o you do not need to surrender any shares of Cytation common stock to receive your shares of our common stock.

         Fractional shares will be rounded up to whole shares for holders who would otherwise receive fractional shares.

         You will receive one or more certificates for all whole shares of Solomon Technologies common stock that you are entitled. Computershare Trust Company, Inc., our transfer agent, will mail you certificates representing your proportionate number of whole shares of our common stock as soon after the distribution date as practicable.

       For those holders of Cytation common stock who hold their shares through a broker, bank or other nominee, you will receive credit for the shares of our common stock to the accounts of those nominees who are registered holders, who, in turn, will credit their customers' accounts with our common stock.

                                   Alt Page 6

INDEMNIFICATION OF CYTATION

         Cytation may be deemed a statutory underwriter with respect to our common stock being distributed to the stockholders of Cytation. Cytation will not receive any compensation from us or any other person with respect to this distribution, including any underwriting discounts or commissions. Cytation, however, will have the right to seek indemnification from us regarding its agreement to accept underwriter liability with respect to the shares included in the distribution.

FEDERAL INCOME TAX CONSIDERATIONS

         THE FOLLOWING IS A BRIEF DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES REGARDING THE DISTRIBUTION OF OUR COMMON STOCK. THIS DISCUSSION DOES NOT CONSIDER THE SPECIFIC CIRCUMSTANCES OF ANY PARTICULAR INVESTORS, SOME OF WHICH MAY BE SUBJECT TO SPECIAL RULES. THIS SUMMARY IS BASED ON THE TAX LAWS OF THE UNITED STATES AS IN EFFECT ON THE DATE OF THIS PROSPECTUS, WHICH ARE SUBJECT TO CHANGE OR CHANGES IN INTERPRETATION, POSSIBLY WITH RETROACTIVE EFFECT.

         YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE DISTRIBUTION AND THE OWNERSHIP AND SALE OF OUR COMMON STOCK UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, INCLUDING THE EFFECT OF POSSIBLE CHANGES IN TAX LAW.

         AS A RESULT OF THE DISTRIBUTION OF OUR COMMON STOCK TO YOU BY CYTATION, YOU MAY BE SUBJECT TO INCOME TAX WHETHER OR NOT A TRADING MARKET DEVELOPS FOR OUR COMMON STOCK.

         U.S. STOCKHOLDERS

         If you are a U.S. stockholder, you will include the fair market value of the shares of our common stock received in the distribution in gross income as ordinary dividend income only to the extent of your share of Cytation's current or accumulated tax earnings and profits through the end of Cytation's 2003 tax year. Although Cytation does not expect that it will have any accumulated earnings and profits at the end of its 2003 tax year, Cytation expects that it will have sufficient current earnings and profits so that a substantial part of the distribution will be a taxable dividend. The exact amount of Cytation's earnings and profits depends upon a variety of factors and cannot be determined until the end of its 2003 tax year. To the extent the value of our common stock on the distribution date exceeds Cytation's per share earnings and profits, you will be required to reduce your basis in your shares of the Cytation common stock by the excess. If your basis in your shares of Cytation common stock is reduced to zero, you will recognize capital gain equal to the amount of any remaining value of our common stock that you receive. Your holding period in our common stock will begin on the day after the distribution date.

         A U.S. stockholder that is a corporation will, subject to generally applicable limitations, be entitled to a dividends received deduction in an amount equal to 70% of the amount of the distribution received by it that is a dividend.

         FOREIGN STOCKHOLDERS

         If you are a foreign stockholder you will be subject to United States withholding tax equal to 30% of the gross amount to be received by you in the distribution unless the receipt of our common stock is effectively connected with the foreign stockholder's United States trade or business or you are eligible for a lower rate under an applicable treaty. A foreign stockholder who is subject to withholding tax upon the distribution may file a claim for refund to the extent of the withholding tax that has been imposed on the portion of the distribution representing amounts in excess of our current and accumulated tax earnings and profits.

                                   Alt Page 7

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

         As permitted by the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability

      o for any breach of the director's duty of loyalty to the registrant or its stockholders; o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

      o under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

      o for any transaction from which the director derived an improper personal benefit.

         As permitted by the Delaware General Corporation Law, the registrant's bylaws provide that

      o the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

      o the registrant may indemnify its other officers, employees and consultants to the extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

      o the registrant is required to advance expenses, as incurred, to its directors and executive officers, and may advance such expenses to other officers, employees and consultants, in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions; and

      o  the rights conferred in the bylaws are not exclusive.

         At present, there is no pending litigation or proceeding involving a director, officer or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

         The registrant intends to obtain directors' and officers' insurance to cover its directors and officers for certain liabilities, including coverage for public securities matters.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the distribution of the securities being registered, all of which are to be paid by the registrant, are as follows:

Securities and Exchange Commission Registration Fee ..............       $   405
Printing .........................................................         5,000
Legal Fees and Expenses ..........................................        35,000
Accounting Fees and Expenses .....................................        25,000
Transfer Agent and Registrar Accounting ..........................        10,000
Miscellaneous Fees and Expenses ..................................         4,595
Total ............................................................       $80,000
___________________________

All amounts other than the registration fee are estimates.

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

         The registrant has sold and issued the following securities since January 1, 2000, after giving effect to the one-for-two reverse stock split in July 2003.

DURING 2000

      o On February 18, 2000, the registrant sold 2,994 shares of common stock to one investor for cash at $3.00 per share.

      o On February 28, 2000, the registrant sold 2,500 shares of common stock to one investor for cash at $2.00 per share.

      o On February 29, 2000, the registrant sold 5,000 shares of common stock to one investor for cash at $3.00 per share.

      o In March 2000, the registrant sold 6,600 shares of common stock to three investors for cash at $2.00 per share.

      o In March 2000, the registrant sold 5,000 shares of common stock to two investors for cash at $3.00 per share.

      o In March 2000, the registrant sold 6,250 shares of common stock to two investors for cash at $2.00 per share.

      o In March 2000, the registrant sold 9,334 shares of common stock to eight investors for cash at $3.00 per share.

      o On March 16, 2000, the registrant sold 8,750 shares of common stock to one investor for cash at $2.00 per share.

      o In August 2000, the registrant sold 65,253 shares of common stock to twenty-one investors for cash at $3.00 per share.

      o In September 2000, the registrant sold 4,750 shares of common stock to two investors for cash at $2.00 per share.

      o In September 2000, the registrant sold 11,668 shares of common stock to five investors for cash at $3.00 per share.

      o In September 2000, the registrant sold 7,750 shares of common stock to four investors for cash at $2.00 per share.

      o In September 2000, the registrant sold 10,834 shares of common stock to four investors for cash at $3.00 per share.

      o In November 2000, the registrant sold 27,214 shares of common stock to one investor for cash at $1.46 per share.

      o On November 29, 2000, the registrant sold 4,168 shares of common stock to one investor for cash at $3.00 per share.

         The sales and issuances of securities for 2000 listed above for cash were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as transactions by an issuer not involving a public offering solely to "accredited investors".

      o On September 29, 2000, the registrant issued 250 shares of common stock to one person for services. The issuance of these securities was determined to be exempt from registration under Rule 701 under the Securities Act for services to the registrant pursuant to a written agreement.

      o On December 12, 2000, the registrant issued 5,000 shares of common stock to one person to purchase inventory valued at $15,000. The issuance of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

DURING 2001

      o On January 8, 2001, the registrant sold 1,667 shares of common stock to two investors for cash at $3.00 per share.

      o On January 19, 2001, the registrant sold 1,334 shares of common stock to one investor for cash at $1.50 per share.

      o On January 29, 2001, the registrant sold 3,334 shares of common stock to one investor for cash at $3.00 per share.

      o On March 22, 2001, the registrant issued 25,000 shares of common stock to the five members of its board of directors as compensation for their service on the board valued at $3.00 per share.

      o In August 2001, the registrant sold 22,334 shares of common stock to three investors for cash at $3.00 per share.

      o In October 2001, the registrant sold 52,500 shares of common stock to three investors for cash at $2.00 per share.

      o In November 2001, the registrant sold 4,834 shares of common stock to four investors for cash at $2.00 per share.

         The sales and issuances of securities for 2001 listed above for cash were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as transactions by an issuer not involving a public offering solely to "accredited investors".

      o On February 7, 2001, the registrant issued 2,550 shares of common stock to one person as payment for past services valued at $5,100. The issuance of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

      o On April 10, 2001, the registrant issued 250 shares of common stock to one person for services. The issuance of these securities was determined to be exempt from registration under Rule 701 under the Securities Act for services to the registrant pursuant to a written agreement.

      o On September 1, 2001, the registrant completed the merger with Town Creek Industries, Inc. resulting in the issuance of 268,700 shares of common stock to the former Town Creek Industries shareholders valued at $2.00 per share. The issuance of these securities was determined to be exempt from registration under Section 3(b) of the Securities Act and Rule 504 thereunder and exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. At the time of the transaction, the registrant was not subject to the reporting requirements of Section 12 or 15(d) of the Securities Exchange Act of 1934, an investment company, nor a development stage company. The merger was made without using general solicitation or advertising as required under Rule 502(c) under the Securities Act and which resale limitations were imposed as required under Rule 502(d) under the Securities Act. The aggregate offering price for the merger and the aggregate offering price for all securities sold in reliance under
         Section 3(b) of the Securities Act and within the twelve months before the merger did not exceed $1,000,000.

      o On November 26, 2001, the registrant issued 100,000 shares of common stock to eight person for services valued at $3.00 per share. The issuance of these securities was determined to be exempt from registration under Rule 701 under the Securities Act for services to the registrant pursuant to a written agreement.

DURING 2002

      o On January 2, 2002, the registrant sold 6,333 shares of common stock to three investors for cash at $2.00 per share.

      o In March 2002, the registrant sold 27,500 shares of common stock to two investors for cash at $2.00 per share.

      o In September 2002, the registrant sold 8,000 shares of common stock to three investors for cash at $2.00 per share.

      o In December 2002, the registrant sold 15,000 shares of common stock to six investors for cash at $3.00 per share.

         The sales and issuances of securities for 2002 listed above for cash were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as transactions by an issuer not involving a public offering solely to "accredited investors".

      o On March 22, 2002, the registrant issued 13,000 shares of common stock to one person as payment for claims of a defective generator. The issuance of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

      o On September 3, 2002, the registrant issued 12,500 shares of common stock to one person as payment for past services valued at $37,500. The issuance of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction by an issuer not involving a public offering to an "accredited investor".

      o On September 16, 2002, the registrant issued 75,000 shares of common stock to two persons as payment for the acquisition of certain assets of Arrowcore Products LC valued at $75,000. The issuance of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction by an issuer not involving a public offering to an "accredited investor".

DURING 2003

      o In February 2003, the registrant sold 25,000 shares of common stock to one investor for cash at $2.00 per share.

      o In May 2003, the registrant sold 24,000 shares of common stock to one investor for cash at $1.00 per share.

      o In May 2003, the registrant sold 13,085 shares of common stock to seven investors for cash at $2.00 per share.

      o In May 2003, the registrant sold $125,000 principal amount convertible notes and common stock purchase warrants to six investors for $125,000.

      o On June 23, 2003, the registrant sold 50,000 shares of common stock to one investor for cash at $2.00 per share.

      o In August 2003, the registrant sold 92,500 shares of common stock to ten investors for cash at $2.00 per share.

         The sales and issuances of securities for 2003 listed above for cash were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as transactions by an issuer not involving a public offering solely to "accredited investors".

      o On January 26, 2003, the registrant issued 195,000 shares of common stock to two persons as payment for past services valued at $2.00 per share. The issuance of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction by an issuer not involving a public offering to an "accredited investor".

      o On January 26, 2003, the registrant issued 50,000 shares of common stock to one person for services valued at $2.00 per share. The issuance of these securities was determined to be exempt from registration under Rule 701 under the Securities Act for services to the registrant pursuant to a written agreement.

      o In June 2003, the registrant issued 2,500 shares of common stock to two persons for cash at $2.00 per share. The issuance of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

      o On June 23, 2003, the registrant issued 12,500 shares of common stock to one person as payment for past services valued at $25,000. The issuance of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

      o On June 23, 2002, the registrant issued 1,000,000 shares of common stock to one person as payment for the acquisition of certain intellectual property rights valued at $2,000,000. The issuance of these securities was determined to be exempt from registration under
         Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction by an issuer not involving a public offering to an "accredited investor".

      o On June 23, 2003, the registrant issued 25,000 shares of common stock to one person for services valued at $2.00 per share. The issuance of these securities was determined to be exempt from registration under Rule 701 under the Securities Act for services to the registrant pursuant to a written agreement.

      o On June 23, 2003, the registrant issued 663,089 shares of common stock and a common stock purchase warrant to purchase up to 132,618 shares of common stock to Cytation Corporation for consulting services to the registrant. The issuances of such securities were determined to be exempt from registration under Section 4(2) of the Securities Act or Regulation D thereunder as transactions by an issuer not involving a public offering.

         The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. The sale of these securities were made without general solicitation or advertising. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

ITEM 27.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibits

Exhibit No.       Description

  2.1 Agreement and Plan of Merger by and between Solomon Technologies, Inc., a Maryland corporation and Solomon Technologies, Inc., a Delaware corporation dated June 19, 2003*

  2.2 Agreement and Plan of Merger and Reorganization by and between Solomon Technologies, Inc., TCI Acquisition Corporation and Town Creek Industries, Inc., dated September 16, 2001*

  3.1             Certificate of Incorporation*

  3.2             Bylaws*

  5.1             Legal opinion of Tarter Krinsky & Drogin LLP*

  10.1            Form of Bridge Convertible Note*

  10.2            Form of Bridge Warrant*

  10.3            Consulting Agreement by and between Solomon Technologies, Inc.
                  and Cytation Corporation*

  10.4            Form of Common Stock Purchase Warrant issued to Cytation
                  Corporation*

  10.5            2003 Stock Option Plan*

  10.6 Agreement by and between Homewood Products Corporation and Solomon Technologies, Inc. dated August 25, 2003*

  10.7 Convertible Promissory Note issued to Pinetree (Barbados), Inc. dated July 31, 2003*

  10.8 Memorandum of Understanding by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc., et al, dated July 31, 2003*

  10.9 General Release by and between Pinetree Capital Corp. and Solomon Technologies, Inc., et al, dated July 31, 2003*

  10.10 Convertible Note Security Agreement by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc. dated July 31, 2003*

  10.11           Security Agreement by and between Pinetree (Barbados), Inc.
                  and Town Creek Industries, Inc. dated July 31, 2003*

  10.12 Non-Disclosure Agreement by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc. dated July 31, 2003*

  10.13 Non-Disclosure Agreement by and between Pinetree (Barbados), Inc. and Town Creek Industries, Inc. dated July 31, 2003*

  23.1            Consent of Radin, Glass & Co., LLP*

  23.2            Consent of Tarter Krinsky & Drogin LLP (included in Exhibit
                  5.1)*
__________
* Filed herewith

         (b)      Financial Statement Schedules

                  Schedules are omitted because they are either not required, are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 28.          UNDERTAKINGS

         a. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                           (a) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (b) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (c) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment to the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Benedict, State of Maryland, on the 15th day of September, 2003.

                                SOLOMON TECHNOLOGIES, INC.

                                By: /s/ DAVID E. TETHER
                                    -------------------
                                    Name: David E. Tether
                                    Title: President and Chief Executive Officer

         KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David E. Tether with full power to act as his or her true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement including without limitation any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he or she could or might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on September 15, 2003.

                                By: /s/ DAVID E. TETHER
                                    -------------------
                                    David E. Tether
                                    President, Chief Executive Officer and
                                    Chairman of the Board
                                    (principal executive officer)

                                By: /s/ CHRISTOPHER VALLEAU
                                    -----------------------
                                    Christopher Valleau
                                    Chief Financial Officer and Vice President
                                    of Finance (principal financial officer and
                                    principal accounting officer)

                                By: /s/ ANN POYAS
                                    -------------
                                    Ann Poyas
                                    Chief Operating Officer and Director

                                By: /s/ BARRY DEGROOT
                                    -----------------
                                    Barry DeGroot
                                    Director

                                By: /s/ DAVID LINDAHL
                                    -----------------
                                    David Lindahl
                                    Director